Exhibit 1


                                                               [EXECUTION COPY]


                               AGREEMENT AND PLAN

                                       OF

                                     MERGER

                                  by and among

                         ALLIANCE PHARMACEUTICAL CORP.,

                              MDV ACQUISITION CORP.

                                       AND

                             MDV TECHNOLOGIES, INC.


                             Dated: October 8, 1996

                                TABLE OF CONTENTS

                                                                           Page


Section 1. Merger of Merger Sub and MDV..............................       4

           1.1. Effective Date.......................................       4
           1.2. Closing..............................................       5
           1.3. MDV as Surviving Corporation

Section 2. The Surviving Corporation.................................       5

           2.1  Certificate of Incorporation
                and By-Laws .........................................       5
           2.2  Directors and Officers...............................       5

Section 3. Terms and Conditions of the Merger........................       6

           3.1. Alliance Capital Stock...............................       6
           3.2. Merger Sub Common Stock..............................       6
           3.3. MDV Securities.......................................       6
           3.4  Holders' Committee...................................      20
           3.5. Surrender of MDV Common
                Stock and MDV Preferred
                Stock...............................................       21
           3.6. Fractional Shares...................................       22
           3.7. Repayment of Hillman Bridge
                Loans...............................................       22
           3.8. Development of Technology;
                Commission..........................................       23

Section 4. Representations and Warranties of MDV....................       28

           4.1.  Organization of MDV................................       28
           4.2.  Other Interests....................................       29
           4.3.  Certificate of Incorporation;
                 By-Laws............................................       29
           4.4.  Books and Records..................................       29
           4.5.  Capital Stock of MDV...............................       30
           4.6.  Financial Statements;
                 No material change.................................       31
           4.7.  Liabilities........................................       32
           4.8.  Title to Assets....................................       33
           4.9.  Condition of Assets................................       34
           4.10  Inventories........................................       34
           4.11. Accounts Receivable................................       34
           4.12  Tax Returns........................................       34
           4.13. Leases.............................................       35
           4.14  Contracts..........................................       36
           4.15. Litigation.........................................       37
           4.16. Real Property......................................       38
           4.17. Intellectual Property..............................       38
           4.18. No Default.........................................       39
           4.19. Authorization......................................       39
           4.20. No State of Facts..................................       40
           4.21. Insurance..........................................       40
           4.22. No Change..........................................       41
           4.23. Bank Accounts......................................       42
           4.24. Guaranties.........................................       43
           4.25. Joint Information Statement
           4.26. Employees; Compensation;
                 Labor..............................................       43
           4.27. Compliance with Laws;
                 Required Permits...................................       44
           4.28. Employee Benefit Plans.............................       45
           4.29. Certain Representations in
                 Connection with the Merger.........................       46
           4.30. Agreements Not to Compete..........................       47
           4.31. Bring-down of Representations
           4.32. Representations and
                  Warranties........................................       47

Section 5. Representations and Warranties with
             Respect to Alliance and Merger Sub.....................       47

            5.1.  Organization of Alliance..........................       48
            5.2.  Organization of Merger Sub........................       48
            5.3.  Capital Stock of Alliance.........................       48
            5.4.  Capital Stock of Merger Sub.......................       48
            5.5.  Stock Duly Issued.................................       48
            5.6.  Approval of Agreements............................       49
            5.7.  Alliance Information..............................       50
            5.8.  No Material Change................................       50
            5.9.  Joint Information Statement.......................       51
            5.10. Bring-down of
                   Representations..................................       51

Section 6.  Conduct of Business Pending
              Effective Date........................................       51

            6.1.  Access to Records.................................       51
            6.2.  Preservation of Business..........................       52
            6.3.  Conduct of Business...............................       52
            6.4.  No Action.........................................       54
            6.5.  Consents..........................................       54
            6.6.  HSR Act Filings...................................       54

Section 7.  Approvals; Effective Date...............................       55

            7.1.  Approval of Stockholders..........................       55
            7.2.  Furnish Information...............................       56

Section 8.  Conditions to the Obligations of MDV....................       56

            8.1.  Representations and
                  Warranties. . ....................................       56
            8.2.  Opinion of Counsel to
                  Alliance..........................................       56
            8.3.  Certified Resolutions of
                  Board of Directors................................       59
            8.4.  Approval of MDV
                    Stockholders....................................       59
            8.5   No Government Proceedings.........................       60
            8.6.  Approval of MDV Counsel...........................       60
            8.7.  Alliance and Merger
                       Sub Officer's
                  Certificates......................................       60
            8.8   Good Standing
                  Certificates......................................       61
            8.9   Termination and
                  Consulting Agreements.............................       61
            8.10  HSR Act...........................................       61
            8.11  Parachute Payments................................       61

Section 9.  Conditions to the Obligations of Alliance
              and Merger Sub........................................       62

            9.1.  Representations and
                  Warranties........................................       62
            9.2.  Opinion of Counsel of MDV.........................       62
            9.3.  Certified Resolutions of
                  Board of Directors................................       65
            9.4.  Approval of MDV
                  Stockholders......................................       66
            9.5.  No Proceedings
            9.6.  Approval of Alliance
                  Counsel...........................................       66
            9.7.  Good Standing Certificates........................       66
            9.8.  Termination and
                  Consulting Agreements.............................       67
            9.9.  Resignation of MDV Officers
                  and Directors.....................................       67
            9.10. MDV Officer's Certificate.........................       67
            9.11. Optionholders' Agreements.........................       67
            9.12. HSR Act...........................................       67

Section 10. Survival; Indemnification...............................       68

            10.1. Survival..........................................       68
            10.2. Indemnification...................................       68
            10.3  Indemnification by
                  Alliance..........................................       71
            10.4  Notice; Defense of Claims.........................       72
            10.5  Alternative Dispute
                    Resolution......................................      74

Section 11. Regulation D and Form S-3 Registration
            Statement...............................................       76

            11.1. Purchaser Representative..........................       76
            11.2. Registration Statement
                  Filing............................................       77
            11.3. Effectiveness.....................................       78
            11.4. Selling Shareholders
                  Information.......................................       81
            11.5. Costs.............................................       83
            11.6. Blue Sky; Indemnification.........................       83
            11.7. Suspension........................................       84

Section 12. Miscellaneous...........................................       84

            12.1. Further Assurances................................       84
            12.2. Amendment of Agreement............................       85
            12.3. Waiver............................................       85
            12.4. Termination.......................................       85
            12.5. No Brokers........................................       86
            12.6. Notice............................................       86
            12.7. Assignment........................................       88
            12.8. Entire Agreement..................................       88
            12.9. Counterparts......................................       88
            12.10.Headings..........................................       88
            12.11 Publicity.........................................       89
            12.12.Governing Law.....................................       89


                                    EXHIBITS

A        Certificate of Merger
2.1      Amended and Restated Certificate of Incorporation and
         By-Laws
3.3      Royalty Agreement
3.3(e)   Optionholder's Agreement
3.3(g)   Contingent Payment Valuation
4.2      Other Interests
4.4      Condition of Assets
4.5      Stockholders of MDV; Options and Warrants;
         MDV Capital Stock Reserved For Issuance
4.7      Liabilities and Obligations
4.8      Liens and Encumbrances
4.13     Leases
4.14     Contracts
4.15     Litigation
4.17     Trademarks, Trade Names,
         Copyrights and Patents
4.19     MDV Consents
4.21     Insurance Policies
4.22     No Change
4.23     Bank Accounts; Powers of
         Attorney
4.26     Employees
4.27     Permits
4.28     Employee Benefit Plans
7.1      Investment Agreement
9.8      Consulting Agreement; Termination Agreement


                                    SCHEDULES

1.   List of Holders (including Percentage Interests and addresses)

                                   DEFINITIONS

     As used herein, the following terms shall have the meanings set forth in the sections listed below:


Term                                                            Section

Actual Option Holder..................................     Introduction
Agreement ............................................     Introduction
Alliance..............................................     Introduction
Alliance Common Stock.................................     Introduction
Alliance Indemnifiable Claims.........................          10.2(a)
Alliance Indemnified Party............................          10.2(a)
Alliance Preferred Stock..............................     Introduction
ANDA..................................................           3.3(c)
Average Alliance Closing Price........................        3.3(a)(i)
Basket................................................      10.2(b)(ii)
Basket Exclusions.....................................       10.2(b)(i)
Buy-out Share.........................................       3.3(d)(ii)
Certificate...........................................        3.8(a)(i)
Certificate of Merger.................................     Introduction
Closing...............................................              1.2
Closing Date..........................................              1.2
Code..................................................             4.28
CPR Rules.............................................             10.5
Deemed Optionholders..................................     Introduction
Dissenting Holders....................................        3.3(a)(i)
Effective Date........................................              1.1
ERISA.................................................             4.28
Exchange Act..........................................             11.3
Expanded Technology...................................           3.3(c)
FDA...................................................           3.3(c)
First Average Price...................................             11.3
FTC...................................................              6.6
Financial Statements..................................              4.6
Foreign License Agreement.............................           3.3(c)
Foreign Marketing Approval............................           3.3(c)
fully diluted basis...................................     Introduction
Hillman Bridge Loans..................................              3.7
Holder................................................        3.3(a)(i)
HSR Act . ............................................              6.6
Initial Alliance Consideration Equivalent ............        3.3(a)(i)
Initial Costs.........................................        3.8(a)(i)
Investment Agreement..................................              7.1
Joint Information Statement...........................              7.1
Justice Department....................................              6.6
Losses................................................          10.2(a)
MDV...................................................     Introduction
MDV Benefit Plans.....................................             4.28
MDV Common Stock......................................     Introduction
MDV Indemnifiable Claims..............................          10.3(a)
MDV Indemnified Party.................................          10.3(a)
MDV Preferred Stock...................................     Introduction
MDV Securities........................................                3
MDV Technical Information.............................        3.3(d)(i)
MDV Technologies, Inc.................................              1.3
Merger Sub............................................     Introduction
Merger Sub Common Stock...............................     Introduction
NDA...................................................           3.3(c)
Net Sales.............................................        3.3(d)(i)
1995 Balance Sheet....................................              4.7
Options...............................................     Introduction
Optionholders.........................................     Introduction
Optionholder's Agreement..............................        3.3(e)(i)
Parachute Payments....................................             8.11
Percentage Interest...................................     Introduction
PMA...................................................           3.3(c)
Products..............................................        3.3(d)(i)
Prospectus............................................             11.2
Quarterly Payment Dates...............................        3.3(b)(i)
Registration Statement................................             11.2
Royalty Agreement.....................................        3.3(d)(i)
Royalty But-out Amount................................       3.3(d)(ii)
Royalty Share.........................................        3.3(d)(i)
SEC...................................................             11.2
Second Average Price..................................             11.3
Securities Act........................................             11.1
Selling Shareholders..................................             11.2
Set-Off Claim.........................................          10.2(c)
Stockholder...........................................     Introduction
Surviving Corporation.................................              1.3
Technology............................................     Introduction
Third Party Matters...................................             10.5
Transfer Records......................................           3.3(f)
Triggering Study .....................................           3.3(c)
U.S. Regulatory Approval..............................           3.3(c)
Worldwide License Agreement...........................           3.3(c)

                                    AGREEMENT



     AGREEMENT AND PLAN OF MERGER (the "Agreement") dated October 8, 1996, by and among Alliance Pharmaceutical Corp. ("Alliance"), a New York corporation, MDV Acquisition Corp. ("Merger Sub"), a Delaware corporation, and MDV Technologies, Inc. ("MDV"), a Delaware corporation.

                              W I T N E S S E T H:

     WHEREAS, Merger Sub has authorized capital stock consisting of 100 shares of Common Stock, $.01 par value per share ("Merger Sub Common Stock"), of which, on the date hereof, there are 100 shares issued and outstanding and registered in the name of Alliance;

     WHEREAS, on the date hereof, MDV has authorized capital stock consisting of 775,000 shares of Common Stock, $.01 par value per share ("MDV Common Stock"), of which 55,442 shares are issued and outstanding and 49,423 shares are reserved for issuance upon the exercise of outstanding stock options, and 1,000,000 shares of Preferred Stock, $.01 par value per share ("MDV Preferred Stock"), of which, on the date hereof, 12,000 shares MDV Series A Preferred Stock, 120,074 shares of MDV Series B Preferred Stock and 52,235 shares of MDV Series C Preferred Stock are issued and outstanding;

     WHEREAS, on the date hereof, Alliance has an authorized capital stock consisting of 50,000,000 shares of Common Stock, $.01 par value per share ("Alliance Common Stock"), and 5,000,000 shares of Preferred Stock, $.01 par value per share ("Alliance Preferred Stock"), of which, on the date hereof, ____ shares of Alliance Common Stock and 200,000 shares of Alliance Preferred Stock, Series C, are issued and outstanding;

     WHEREAS, the persons listed on Schedule 1 hereto as stockholders (individually, a "Stockholder" and collectively, the "Stockholders") are the owners of all of the issued and outstanding capital stock of MDV and each such stockholder owns at the date hereof that percentage of MDV's Common Stock issued and outstanding on a "fully diluted basis," as set forth on Schedule 1 hereto (each stockholder's respective percentage interest as set forth on such schedule or at any time after the date hereof being hereinafter referred to as such stockholder's "Percentage Interest" and "fully diluted basis" meaning the number of shares of MDV Common Stock resulting from deeming all of the outstanding shares of MDV Preferred Stock and all of the outstanding "Options" (as defined below) to be fully converted and exercised, respectively, as of the date hereof); and

     WHEREAS, the persons listed on Schedule 1 hereto as Actual Optionholders (the "Actual Optionholders") are the owners of all of the issued and outstanding options to purchase shares of MDV Common Stock and each Actual Optionholder, at the date hereof, has a right to acquire that percentage of MDV Common Stock, for the exercise price set forth opposite such Actual Optionholder's name on such schedule, in the amount and percentage of MDV Common Stock, on a fully diluted basis, set forth on such Schedule (each Actual Optionholder's percentage interest as set forth on such Schedule or at any time after the date hereof being hereinafter referred to as such Actual Optionholder's "Percentage Interest"); and

     WHEREAS, the persons listed on Schedule 1 hereto as Deemed Optionholders (the "Deemed Optionholders") are entitled to receive from MDV additional compensation which is calculated on the same basis as if they had received stock options (such deemed options, together with the options held by the Actual Optionholders, the "Options") entitling them to purchase shares of MDV Common Stock for the respective exercise prices set forth on such Schedule, in the respective amounts and percentages of MDV Common Stock, on a fully diluted basis, set forth on such Schedule (although no options with respect to such shares are actually outstanding as of the date hereof) (each Deemed Optionholder's percentage interest as set forth on such Schedule being hereinafter referred to as such Deemed Optionholder's "Percentage Interest," and the Actual Optionholders and the deemed Optionholders being hereinafter referred to individually as an "Optionholder" and collectively as the "Optionholders," and together with the Stockholders, as the "Holders"); and

     WHEREAS, MDV is principally engaged in the development of products for the treatment and prevention of surgical adhesions, using know-how, patents and certain other technology (the "Technology") owned by it or licensed from others;

     WHEREAS, the Boards of Directors of Alliance, Merger Sub and MDV deem it advisable and in the best interest of such corporations and their respective stockholders that Merger Sub be merged into MDV, pursuant to the laws of the State of Delaware and pursuant to the provisions of this Agreement and the Certificate of Merger in the form of Exhibit A (the "Certificate of Merger"). NOW, THEREFORE, the parties hereto agree as follows:

     1. The Merger of Merger Sub and MDV.

     1.1 Effective Date. When this Agreement and the Certificate of Merger have been adopted by the affirmative vote of the holders of the required percentage of each class of outstanding capital stock of both MDV and Merger Sub and the "Closing" (as defined in Section 1.2) shall have occurred, the Certificate of Merger shall be certified, acknowledged and filed in the office of the Secretary of State of the State of Delaware, together with such other documents as may be required, in the manner required, by the General Corporation Law of the State of Delaware. The term "Effective Date" shall mean the date upon which the foregoing action is completed.

     1.2 Closing. The closing of the transactions contemplated herein (the "Closing") shall occur at the offices of Stroock & Stroock & Lavan, 7 Hanover Square, New York, New York on November 13, 1996 at 10:00 A.M. local time, or, if later, on the second business day immediately following the date on which the last of the conditions set forth in Sections 8 and 9 hereof is satisfied or waived (the "Closing Date"), or at such other time and place as the parties hereto shall agree, but in no event later than November 30, 1996.

     1.3 MDV as Surviving Corporation. Upon the Effective Date, Merger Sub shall be merged into MDV and the separate existence of Merger Sub shall cease. MDV (hereinafter, when the context so requires, sometimes also referred to as the "Surviving Corporation") shall continue its corporate existence under the laws of the State of Delaware under the name "MDV Technologies, Inc."

     2. The Surviving Corporation. 2.1 Certificate of Incorporation and By-Laws. The Certificate of Incorporation and By-Laws of MDV, as amended as set forth on Exhibit

     2.1 hereto, shall be the Certificate of Incorporation and By-Laws of the Surviving Corporation after the Effective Date, until amended in accordance with applicable law and the provisions thereof.

     2.2 Directors and Officers. (a) At the Effective Date, the Board of Directors of the Surviving Corporation shall consist of the following persons:

              Duane J. Roth

              Theodore D. Roth

              Harold W. DeLong

         (b) At the Effective Date, the officers of the Surviving Corporation shall be as follows:

              Office                 Holder
              Chairman               Duane J. Roth

              President              Duane J. Roth

              Vice President         Theodore D.Roth

              Vice President         Harold W. DeLong

              Secretary              Theodore D. Roth


              Assistant Secretary    Lloyd Rowland

              Treasurer              Theodore D. Roth

              Assistant Treasurer    Tim T. Hart


     3. Terms and Conditions of the Merger.

     The terms and conditions of the merger, including the manner and basis of converting the shares of Merger Sub Common Stock into shares of MDV Common Stock and the nature and amount of Alliance Common Stock and/or cash which the Holders are to receive in exchange for their MDV Common Stock, MDV Preferred Stock and Options (collectively, the "MDV Securities") shall be as follows:

     3.1 Alliance Capital Stock. Each share of Alliance capital stock issued and outstanding on the Effective Date shall remain outstanding as one share of the same class (and series in the case of preferred stock).

     3.2 Merger Sub Common Stock. On the Effective Date, each share of Merger Sub Common Stock issued and outstanding on the Effective Date shall be converted into and be one share of MDV Common Stock.

     3.3 MDV Securities.

     (a) Exchange of MDV Common Stock and MDV Preferred Stock. On the Effective Date, by virtue of the merger and without any action on the part of any Holder of any shares of capital stock of MDV:

     (i) Each share of MDV Common Stock issued and outstanding on the Effective Date (except for shares of MDV Common Stock (a) referred to in paragraph 3.2 hereof, or (b) canceled pursuant to Section 3.3(a)(iii) or (c) as to which the Holders thereof have perfected their rights of appraisal as provided below in this Section 3.3(a)(i)), shall be canceled and, in exchange therefor, the Holder thereof shall be entitled to receive (x) an amount in cash not to exceed the "Initial Alliance Consideration Equivalent" (as defined below), multiplied by such Holder's Percentage Interest, and (y) the number of shares of Alliance Common Stock which, if multiplied by the "Average Alliance Closing Price" (as defined below), would equal the Initial Alliance Consideration Equivalent, less the aggregate amount of the Initial Alliance Consideration Equivalent being paid in cash, if any, with such number of shares multiplied by such Holder's Percentage Interest. Whether such payment is in cash or stock or a combination thereof is to be determined by Alliance in its sole discretion. For purposes of this Agreement, (A) "Average Alliance Closing Price" shall mean the average of the last reported sales prices on the principal exchange on which the Alliance Common Stock is listed, or if not so listed, as listed on the Nasdaq Stock Market or on the over-the-counter market, for the twenty (20) trading days ending five (5) business days prior to the Effective Date or other payment date as applicable; and (B) "Initial Alliance Consideration Equivalent" shall mean an amount equal to the result obtained by subtracting from $3,000,000, (x) the aggregate outstanding principal amount of and accrued interest on the Hillman Bridge Loans (as defined in Section 3.7); and (y) the $250,000 Holders' portion of the broker's fee described in Section 12.5). A Holder (a "Dissenting Holder") of shares of MDV Common Stock issued and outstanding on the Effective Date who
(a) has not consented to the merger contemplated hereby and (b) has delivered to the Surviving Corporation a written demand for appraisal of the fair value of such shares in the manner provided in Section 262 of the Delaware General Corporation Law shall be entitled, in lieu of the consideration receivable by a Holder of MDV Common stock under this Section 3, to payment of the appraised value of such shares in accordance with Section 262; provided, however, that (x) if a Dissenting Holder subsequently delivers a written withdrawal of such demand for appraisal (with the written approval of the Surviving Corporation, if such withdrawal is not tendered within 60 days after the Effective Date); (y) if a Dissenting Holder fails to establish such person's entitlement to appraisal rights as provided in Section 262; or (z) if neither a Dissenting Holder nor the Surviving Corporation files a petition demanding a determination of the value of the shares of MDV Common Stock held by the Dissenting Holders within the time provided in Section 262, the Dissenting Holder in the case of clauses (x) and
(y), and all the Dissenting Holders in the case of clause (z), shall forfeit the appraisal rights provided under Section 262, and the shares with respect to which such rights shall have been forfeited shall thereupon be deemed to have been cancelled as of the Effective Date, with the Dissenting Holder or Holders of such shares being a "Holder" or "Holders," as the case may be, for all purposes of this Agreement. Dissenting Holders who do not forfeit their appraisal rights shall not be Holders, but the respective Percentage Interests of those who are Holders shall not change as a result.

     (ii) Each share of MDV Preferred Stock issued and outstanding on the Effective Date shall be canceled and, in exchange therefor, the Holder thereof shall be entitled to receive (x) an amount in cash not to exceed the Initial Alliance Consideration Equivalent, multiplied by such Holder's Percentage Interest and (y) the number of shares of Alliance Common Stock which, if multiplied by the Average Alliance Closing Price, would equal the Initial Alliance Consideration Equivalent, less the aggregate amount of the Initial Alliance Consideration Equivalent being paid in cash, if any, with such number of shares multiplied by such Holder's Percentage Interest. Whether such payment is in cash or stock or a combination thereof is to be determined by Alliance in its sole discretion.

     (iii) All shares of MDV Common Stock that are owned directly or indirectly by MDV as treasury stock are not outstanding and shall be canceled, and no consideration shall be delivered in exchange for such shares.

     (b) Other Fixed Payments. Alliance shall make the following payments to each Holder of MDV Common Stock or of MDV Preferred Stock issued and outstanding on the Effective Date at such time and upon such conditions as set forth below:

     (i) On each of the respective dates (the "Quarterly Payment Dates") which correspond to the Effective Date in the third calendar month, the sixth calendar month and the ninth calendar month beginning after the Effective Date (or, in the case of a month in which there is no corresponding date, the next business day), (x) an amount in cash not to exceed $2,500,000, multiplied by such Holder's Percentage Interest, and (y) the number of shares of Alliance Common Stock which, if multiplied by the Average Alliance Closing Price, would equal $2,500,000, less the aggregate portion of the $2,500,000 amount referred to in clause (x) of this Section 3(b)(i) being paid in cash, if any, with such number of shares multiplied by such Holder's Percentage Interest. Whether such payment is in cash or stock or a combination thereof is to be determined by Alliance in its sole discretion.

     (ii) On the first anniversary of the Effective Date, (x) an amount in cash not to exceed $5,000,000, multiplied by such Holder's Percentage Interest, and
(y) the number of shares of Alliance Common Stock which, if multiplied by the Average Alliance Closing Price, would equal $5,000,000, less the aggregate portion of the $5,000,000 amount referred to in clause (x) of this Section 3.3(b)(ii) being paid in cash, if any, with such number of shares multiplied by such Holder's Percentage Interest. Whether such payment is in cash or stock or a combination thereof is to be determined by Alliance in its sole discretion.

     (iii) Upon at least five (5) days prior written notice to the Holders of MDV Common Stock and of MDV Preferred Stock outstanding on the Effective Date, Alliance may prepay, in accordance with such Holders' respective Percentage Interests, any payment due under this Section 3.3(b), provided that the applicable Average Alliance Closing Price shall be determined as if the date of such notice were a Quarterly Payment Date.

     (c) Contingent Payments for the MDV Capital Stock. The following events will require Alliance to make the payments to the Holders of the MDV Common Stock and MDV Preferred Stock (subject to adjustment as provided below in this Section 3.3(c)) set forth opposite such events in the table below, except as otherwise provided following the table (the defined terms used in this Section 3.3(c) and not defined elsewhere herein being defined below):

                Payment Event                           Amount of
                                                         Payment

 (i)  The expiration of thirty days                   $ 7,500,000
      following the decision to commence
      a Triggering Study

(ii)  The expiration of thirty days                   $ 2,500,000
      following the completion of a
      Triggering Study

(iii) The submission of an application for            $ 2,500,000
      U.S. Regulatory Approval to the
      FDA by Alliance with respect to
      one or more drugs or devices based on
      the Technology

 (iv) Foreign Marketing Approval before               $ 2,500,000
      U.S. Regulatory Approval

 (v)  U.S. Regulatory Approval before                 $ 7,500,000
      Foreign Marketing Approval

(vi)  U.S. Regulatory approval after Foreign          $ 5,000,000
      Marketing Approval


     The preceding payments are subject to the following adjustments:

     (vii) If a Worldwide License Agreement is executed before Payment Event
(i), $7,500,000 will be due upon such execution and the payment otherwise required by Payment Event (i) will not be due.

     (viii) If a Worldwide License Agreement is executed after Payment Event (i) and before Payment Event (ii), $5,000,000 will be due upon such execution and the payments otherwise required by Payment Event (ii) and Payment Event (iii) will not be due.

     (ix) If a Worldwide License Agreement is executed after the payment otherwise required by Payment Event (ii) and before the payment otherwise required by Payment Event (iii), $2,500,000 will be due upon such execution and the payment otherwise required by Payment Event (iii) will not be due.

     The payments otherwise required by clauses (vii), (viii) and (ix) are subject to the following adjustments:

     (x) If a Foreign License Agreement is executed before a Worldwide License Agreement, $2,500,000 will be due upon the execution of the Foreign License Agreement and the amount of the payment pursuant to clause (vii), clause (viii) or clause (ix) will be reduced by $2,500,000.

     Each payment pursuant to this Section 3.3(c) shall be due regardless of whether the related event is effected by Alliance or by a licensee of Alliance and shall be made in (x) cash in an amount not to exceed the full amount due; and (y) the number of shares of Alliance Common Stock which, if multiplied by the Average Alliance Closing Price, would equal the full amount due, less the amount, if any, being paid in cash under clause (x) of this sentence; provided that each payment pursuant to this Section 3.3(c) shall be further adjusted in the case of each Holder of MDV Common Stock or of MDV Preferred Stock issued and outstanding on the Effective Date by multiplying the amount thereof, if cash, or the number of shares included therein, if stock, by such Holder's Percentage Interest. Whether such payment is in cash or stock or a combination thereof is to be determined by Alliance in its sole discretion.

     As used herein: "Triggering Study" shall mean that portion of the United States Food and Drug Administration ("FDA") submission and approval process which provides for clinical trials of a drug or drugs, or a device or devices, based on the Technology which are designed to demonstrate statistically significant safety and efficacy in man to support approval by the FDA of a "PMA" (as defined below) for such device or devices (or, if appropriate, an NDA or an ANDA for a drug or drugs); "U.S. Regulatory Approval" shall mean the approval by the FDA of a PMA, an NDA or an ANDA (as such terms are defined below); "PMA" shall mean an application for pre- market approval, as defined in 21 CFR ss. 814.3(e); "NDA" means an application for a New Drug Approval, as described in 21 CFR ss. 413.50; "ANDA" shall mean an application for an Abbreviated New Drug Approval, as described in 21 CFR ss. 314.55; "Foreign Marketing Approval" shall mean the necessary regulatory approval which would allow Alliance to market one or more drugs or devices based on the Technology outside the United States and Canada; "Worldwide License Agreement" shall mean an agreement providing for the grant on a world-wide (or in the case where a Foreign License Agreement shall have been previously entered into, worldwide except for the geographical coverage of the Foreign License Agreement) basis of the exclusive right and license to make, use and sell products developed from the Technology, the making, use or sale of which products (i) in the absence of such agreement, would result in the infringement of one or more claims in a patent listed on
Exhibit 4.17, or (ii) utilizes know-how included in the intellectual property referred to on Exhibit 4.17; and "Foreign License Agreement" shall mean a similar agreement with respect to a territory other than the United States and Canada.

     If Alliance uses the know-how, patents and other technology owned by MDV or licensed from others for a field of use other than the treatment and prevention of surgical adhesions (such technology as so used, the "Expanded Technology"), and, as a result, makes progress in developing and commercializing products based on the Expanded Technology to an extent comparable to Payment Events or events of the type described in clauses (vii) to (x) of this Section 3.3(c) prior to making all the payments required pursuant to this Section 3.3(c), Alliance shall negotiate in good faith with the Holders' Committee (as defined below) with a view to reaching agreement on contingent payments comparable to those described above in this Section 3.3(c) and on a "Royalty Agreement" and "Royalty Buy-out Amount" (as such terms are defined below) comparable to those described below in Section 3.3(d), with respect to such products; provided, however, that in no event shall (i) the aggregate of such contingent payments and all other payments due under this Section 3.3(c) exceed $20,000,000 or (ii) the aggregate of the Royalty Buy-out Amount and such comparable amount exceed an amount equal to the Royalty Buy-out Amount, as defined in Section 3.3(d)(ii).

     (d) Royalty on Sales. In addition to, and independently of, the payments made to or on behalf of the Holders set forth in Sections 3.3(a), 3.3(b) and 3.3(c) hereof, Alliance shall pay to each Holder of MDV Common Stock or of MDV Preferred Stock issued and outstanding on the Effective Date a royalty based on the "Net Sales" (as defined below) of products developed from the Technology, at such time and upon such conditions as set forth below and as more fully provided in the Royalty Agreement (as defined below):

     (i) In accordance with the terms of a royalty agreement substantially in the form of Exhibit 3.3 (the "Royalty Agreement"), if Alliance has not made the payment pursuant to Section 3.3(d)(ii), such Holder's share ("Royalty Share") of an amount in cash equal to 3% of the Net Sales of the "Products" (as defined in the Royalty Agreement). The payments of royalties shall be made on an annual basis, for a period ending on the later of the expiration of the tenth anniversary of the date of the U.S. Regulatory Approval or the last to expire of the patents included in the Technology (including patents applied for after the date hereof, which arise out of technical information included in the Technology, and which are the subject of an invention disclosure as at the Effective Date). For purposes of the foregoing sentence the term "invention disclosure" shall mean scientific and technical information maintained in MDV's intellectual property archives on the Effective Date (the "MDV Technical Information"), including, without limitation, technology disclosure notebooks, other writings, drawings, diagrams, videotapes, photographs, computer software, and other media used for such purpose. In order to enable the Holders' Committee to determine whether any patent applied for by Alliance after the Effective date extends the royalty term pursuant to this Section 3.3(d)(i), MDV shall deliver to the Holder's Committee and to Alliance on the Effective Date an inventory listing each item included in the MDV Technical Information. Alliance shall maintain the MDV Technical Information separately from technical information developed by Alliance or MDV after the Effective Date, and in case of any disagreement between Alliance and the Holders' Committee as to whether any such patent extends the royalty term hereunder, Alliance shall, upon reasonable notice, make available to a representative of the Holders' Committee the items listed in such inventory constituting the MDV Technical Information for inspection and copying by such representative (subject to such reasonable confidentiality covenants as shall be required by Alliance) in order to enable the Holders' Committee to ascertain whether any such patent extends the royalty term hereunder, it being understood that in the event that Alliance and the Holders' Committee are unable to resolve a dispute to whether any such patent extends the royalty term, within 60 days after the Holders' Committee notifies Alliance in writing of its opinion that the patent does extend the royalty term,
Section 3.8(b)(iv) below shall be applicable to such dispute as though it were explicitly described therein.

     As used herein, such Holder's Royalty Share of a royalty payment shall equal the amount thereof, multiplied by such Holder's Percentage Interest; and "Net Sales" shall mean the gross sales of Products in finished packaged form sold by Alliance or where applicable, its sublicensees and distributors, to unaffiliated third parties, less all normal and customary trade and quantity discounts, allowances and rebates, including government rebates such as Medicaid, given to such third parties, and returns and replacements actually granted to such third party, less any freight charges paid by Alliance for delivery and less excise, value added and other taxes applicable to sales of Products (other than taxes based on or measured by income) which Alliance or its distributors have to pay or absorb on such sales.

     (ii) Alliance's obligation to make the royalty payments set forth in
Section 3.3(d)(i) shall terminate at the time that, in its sole discretion, Alliance pays to such Holder, such Holder's share ("Buy-out Share") of (x) cash in an amount not to exceed the "Royalty Buy-out Amount" (as defined below), and
(y) the number of shares of Alliance Common Stock which, if multiplied by the Average Alliance Closing Price, would equal the Royalty Buy-out Amount, less the amount, if any, being paid under clause (x) of this Section 3.3(d)(ii). Such Holder's Buy- out Share shall be equal to such Holder's pro rata interest in the amount of cash included in the Royalty Buy-out Amount and such Holder's pro rata interest in the number of shares of Alliance Common Stock included therein, in each case based on such Holder's Percentage Interest at the time of the notice referred to in the next sentence. Alliance shall give such Holder at least 10 days prior written notice of its exercise of its right to terminate its obligation to make such royalty payments. The "Royalty Buy-out Amount" shall be $10,000,000 until the close of business on the first anniversary of the date of the U.S. Regulatory Approval; such amount shall increase at the rate of $2,500,000 for each successive 12-month period ending at the close of business on an anniversary of the date of the U.S. Regulatory Approval. Notwithstanding the foregoing, payment of the Royalty Buy-out Amount shall not relieve Alliance of its obligations to pay royalties accrued prior to the date of such payment. Whether any payment under this Section 3.3(d)(ii) is in cash or stock or a combination thereof is to be determined by Alliance in its sole discretion.

     (e) Options. MDV, prior to the Effective Date, will use its best efforts to obtain from each Optionholder, an agreement (the "Optionholder's Agreement") substantially in the form of Exhibit 3.3(e)(i) to the effect that such Optionholder's Option, to the extent outstanding on the Effective Date, will be automatically canceled on the Effective Date, with such Optionholder becoming entitled to receive on the Effective Date, by virtue of the merger contemplated hereby and without any further action on the part of such Optionholder, the consideration which would be receivable under this Section 3.3 by such Optionholder if such Optionholder had exercised such Optionholder's Option immediately prior to the Effective Date, minus, however, the aggregate exercise price payable under such Option, such aggregate exercise price to be withheld from the consideration payable to such Optionholder as determined in accordance with such Optionholder's Agreement and Section 3.3(a)(i) (in the same ratio as cash and Alliance Common Stock are paid under that section).

     (f) Distribution of Payments. (i) Alliance will distribute payments pursuant to paragraphs (b), (c) and (d) of this Section 3.3 to the persons entitled thereto in accordance with their respective Percentage Interests at the time in effect, as reflected in records (the "Transfer Records") maintained by Alliance or its agent for the purpose, it being understood that, for the purpose of determining Percentage Interests, the terms Stockholders and Holders shall include transferees of rights to receive such payments hereunder to the extent of such rights transferred to them as reflected in the Transfer Records and subject to Section 3.3(f)(iii).

     (ii) Payment by Alliance to the persons named in the Transfer Records at the date such payment is to be made or such other date as is explicitly contemplated hereunder and otherwise in accordance with the terms hereof shall be a full discharge of Alliance's obligations hereunder with respect to such payment. In the event that Alliance is unable to deliver any payment due hereunder to the person entitled thereto, such payment shall be deemed made if the amount thereof or the number of shares of Alliance Common Stock included therein are set aside and held for the benefit of the person entitled thereto; provided, however, that any such payment which is unclaimed for a period of six years following the date on which it was due shall no longer be due but shall become the property of Alliance.

     (iii) Any sale, transfer or other disposition of a Holder's right to receive Alliance Common Stock pursuant to paragraph (b) or (c) of this Section
3.3 shall be subject to the same restrictions to assure compliance with the Securities Act of 1933 as are set forth in the "Investment Agreement" (as defined in Section 7.1 hereof), and Alliance or its agent will not reflect any such sale, transfer or other disposition on its records, unless such sale, transfer or other disposition complies with the provisions of such Investment Agreement to its reasonable satisfaction.

     (g) MDV and Alliance agree to the valuation of the consideration receivable by the Holders pursuant to paragraphs (c) and (d) of this Section 3.3 and pursuant to Section 3.8(b) hereof, as set forth on Exhibit 3.3(g).

     3.4 Holders' Committee. The parties agree that Federick J. Foley and Richard M. Johnston shall act as the Holders' Committee to represent the interests of the Holders for all purposes of this Agreement both before and after the Effective Date in accordance with the provisions of Exhibit 3.4 annexed hereto. Each of them will continue to serve as a member of such committee until (A) a substitute shall be appointed in writing by the Holders of a majority of the Percentage Interests, (B) such substitute accepts such appointment and agrees to perform the obligations and responsibilities of a member of such committee in accordance with the terms of such Agreement, and (C) the appointment of such substitute becomes effective.

     3.5 Surrender of MDV Common Stock and MDV Preferred Stock. As promptly as practicable after the Effective Date, each Holder of an outstanding certificate or certificates which, prior thereto, represented MDV Securities canceled pursuant to Section 3.3 hereof shall surrender the same to Alliance, together with an executed copy of such Holder's Investment Agreement (if not theretofore delivered to Alliance), and such Holder shall be entitled upon such surrender to receive in exchange therefor certificates representing the number of shares of Alliance Common Stock into which the MDV Securities theretofore represented by the certificate or certificates so surrendered shall have been converted as set forth in Section 3.3 hereof. Until so surrendered and exchanged, each certificate theretofore representing outstanding MDV Securities shall be deemed for all purposes (corporate or otherwise) to represent solely the right to receive Alliance Common Stock or cash in exchange therefor as herein provided and shall not be considered to represent shares of capital stock of the Surviving Corporation. No dividends or distributions will be paid to persons entitled to receive certificates for shares of Alliance Common Stock pursuant to
Section 3.3 hereof until such persons shall have surrendered their certificates which, prior to the Effective Date, represented MDV Securities (and shall have delivered or surrendered their Investment Agreements); provided, however, that when certificates which, prior to the Effective Date, represented MDV Securities shall have been so surrendered (and such Investment Agreements have been so delivered or surrendered), there shall be paid to the holders thereof, but without interest thereon, all dividends and other distributions payable subsequent to, and in respect of a record date after, the Effective Date.

     3.6 Fractional Shares. Certificates for fractions of shares of Alliance Common Stock shall not be issued. In lieu of a fraction of a share of Alliance Common Stock, each Holder of MDV Securities shall receive from Alliance an amount of cash equal to the Average Alliance Closing Price applicable to the event by reason of which such fraction is payable, multiplied by such fraction. No such Holder shall be entitled to dividends or other rights in respect of any fraction.

     3.7 Repayment of Hillman Bridge Loans. On the Effective Date, Alliance shall repay the aggregate principal amount of the loans (the "Hillman Bridge Loans") identified on Exhibit 3.7, together with accrued but unpaid interest thereon, through the delivery of cash or Alliance Common Stock, valued at the Average Alliance Closing Price applicable to the Effective Date, or a combination of both, but in the same ratio as the ratio of cash to Alliance Common Stock paid pursuant to Section 3.3(a)(i), all in accordance with the agreement dated the date hereof among MDV, Alliance and the lenders identified on such exhibit.

     3.8 Development of Technology; Commission.

     (a) Development. (i) During the eighteen month period following the date hereof, the amount of development costs (the "Initial Costs") to be incurred by or on behalf of Alliance and the Surviving Corporation in connection with the development and commercialization of the Technology shall be at least $5,000,000. Such costs shall be determined by Alliance in accordance with its standard project costing and accounting system then in effect for computing and tracking such costs and shall be described in reasonable detail in a certificate (the "Certificate") delivered by Alliance to the Holders' Committee within ninety days after the end of such eighteen month period. Notwithstanding the foregoing, such eighteen-month period shall be automatically extended by any period during which, as a result of an Act of God, fire, explosion, breakdown of plant, labor dispute, lack or failure of transportation facilities, power or supplies, flood, hurricane, earthquake, law, order, regulation, ordinance, demand or requirement of any government, or any other act, whether similar or dissimilar, beyond the reasonable control of Alliance, it is not reasonably possible (without unreasonable cost) for Alliance to proceed with the development and commercialization of the Technology on the scale corresponding to the contemplated expenditure of the Initial Costs; provided, however, that Alliance shall give the Holders' Committee prompt notice of any such event, and provided further that Alliance shall use its reasonable best efforts to resume such development and commercialization as promptly as reasonably practicable and it shall give the Holder's Committee prompt notice of the date of such resumption.

     (ii) The Holders' Committee shall have the right to designate an independent certified public accounting firm reasonably acceptable to Alliance to examine Alliance's and the Surviving Corporation's relevant records during reasonable business hours for the purpose of verifying data set forth in the Certificate. If, as a result of such examination, such accounting firm disputes the accuracy of such data and concludes that the Initial Costs were less than $5,000,000, the parties shall attempt in good faith to resolve such dispute. In the event that they are unable to agree that the Initial Costs were at least $5,000,000 within 60 days after the Holders' Committee describes such dispute to Alliance in reasonable detail in writing, either Alliance or the Holders' Committee may submit the disputed matters to a "Big Six" accounting firm (other than a firm at the time retained by Alliance or by any Holder or group of affiliated Holders with a Percentage Interest or Interests aggregating 15% or more) for determination. Any determination by such accounting firm shall be final and binding on the parties; the fees of such firm shall be borne by Alliance if such determination is to the effect that the Initial Costs were less than $5,000,000, or by the Holders if such determination is to the effect that the Initial Costs were equal to or more than such amount.

     (iii) Following the expiration of such eighteen month period, Alliance shall use its reasonable best efforts to develop and commercialize the Technology or cause the Technology to be developed and commercialized, but Alliance shall not be obligated to commence Phase III Equivalent clinical trials or file a PMA with respect to the Technology, or to proceed with the marketing of products based on the Technology if a PMA is granted. Alliance shall deliver to the Holders' Committee semi-annual reports on its progress in developing and commercializing the Technology, it being understood that such reports need not contain confidential or proprietary information.

     (b) Commission. (i) If (A) the Initial Costs incurred by or on behalf of Alliance and the Surviving Corporation pursuant to Section 3.8(a) do not equal at least $5,000,000 as set forth in the Certificate or as finally determined pursuant to Section 3.8(a), or (B) in the event that, after the eighteen month period following the Effective Date, Alliance ceases using its reasonable best efforts to develop and commercialize the Technology or cause the Technology to be developed and commercialized, the Holders' Committee shall have the option, exercisable by written notice given to Alliance prior to the expiration of a period of 90 days following the delivery of the Certificate or such final determination, or, as the case may be, the first to occur of Alliance's notice to or agreement with the Holders' Committee to the effect that the event described in clause (B) of this sentence has occurred, or, if Alliance and the Holders' Committee should dispute whether such event has occurred, final determination that such event has occurred, to require Alliance to enter into an agreement appointing the Holders' Committee or its representative as Alliance's and the Surviving Corporation's exclusive representative for the disposition of the Technology, it being agreed that, in the event of such disposition to one or more third parties, Alliance will be obligated to pay the Holders, in proportion to their respective Percentage Interests, as a commission, but only out of the payments made by such third party or parties and actually received by Alliance or the Surviving Corporation, amounts they would otherwise have been entitled to receive from Alliance (x) up to the $20,000,000 aggregate amount pursuant to
Section 3.3(c) and (y) pursuant to Section 3.3(d) in respect of royalty payments and the Royalty Buy-out Amount as provided therein; provided, however, that Alliance may make all the payments required pursuant to Section 3.3(c), to the extent not theretofore made, prior to the expiration of a period of 30 days following the receipt of such notice of exercise, in lieu of making such appointment or being obligated to pay such commission.

     (ii) In the event that (A) Alliance ceases using its reasonable best efforts to develop and commercialize the Technology as determined in accordance with the preceding paragraph, and (B) thereafter ceases using its reasonable best efforts to develop and commercialize Expanded Technology, the Holders' Committee shall have the option, exercisable by written notice given to Alliance prior to the expiration of a period of 90 days following the first to occur of Alliance's notice to or agreement with the Holders' Committee to the effect that the event described in clause (B) of this sentence has occurred, or, if Alliance and the Holders' Committee should dispute whether such event has occurred, final determination that such event has occurred, to require Alliance to negotiate in good faith with a view to reaching an agreement similar to that contemplated in paragraph (i) of this Section 3.8(b), except that no commission shall be payable to the Holders until Alliance shall have recovered an amount at least equal to its costs of developing and commercializing the Technology and the Expanded Technology (such costs to be calculated in the same manner as the calculation of the Initial Costs), and provided that Alliance may make the payments required pursuant to Section 3.3(c), to the extent not theretofore made, prior to the expiration of a period of 30 days following the receipt of such notice of exercise, in lieu of making such appointment or being obligated to pay such commission.

     (iii) If Alliance enters into the agreement with the Holders' Committee contemplated by paragraph (i) of this Section 3.8(b), then Alliance shall not develop, market or sell products for the treatment and prevention of surgical adhesions for a period of five years from the date of such agreement.

     (iv) In the event that Alliance and the Holders' Committee are unable to resolve a dispute of the type referred to in paragraph (i) or paragraph (ii) of this Section 3.8(b) within 60 days after the Holders' Committee notifies Alliance in writing of its opinion that the event referred to in clause (B) of such paragraph (i) or clause (B) of such paragraph (ii), as the case may be, has occurred, either Alliance or the Holders' Committee may refer such dispute to the American Arbitration Association for arbitration in New York City in accordance with the rules of the American Arbitration Association then obtaining, and any award rendered in such arbitration shall be final, conclusive and binding upon Alliance and the Holders. The fees of the American Arbitration Association shall be paid by the party which does not prevail.

     4. Representations and Warranties of MDV.

     MDV hereby represents and warrants to and covenants with Alliance and Merger Sub as follows:

     4.1 Organization of MDV. MDV is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and MDV has all requisite corporate power and authority to enter into this Agreement and the Certificate of Merger, to own and operate its properties and to carry out the business conducted by it, and, subject to the approval of its stockholders, to carry out the transactions contemplated hereby. MDV is qualified as a foreign corporation authorized to do business and is in good standing in the State of Michigan, the only jurisdiction in which the character of its properties or the nature of the business conducted by it makes such qualification necessary.

     4.2 Other Interests. Except as set forth in Exhibit 4.2, (i) MDV does not own, beneficially or of record, any capital stock or other securities of, or have any other direct or indirect ownership interest in, any corporation, partnership, joint venture or other entity and (ii) to the knowledge of the MDV, no Stockholder or any affiliate of any of them owns more than 1% of the capital stock or other securities of, or has any other direct or indirect ownership interest in, any entity which is engaged in the business of developing products for the treatment and prevention of surgical adhesions, or the marketing of such processes or products related thereto or which does business with MDV and none of them (a) has any direct or indirect interest in any right, property or asset which is utilized or required by MDV in the conduct of its business, (b) has any contractual relationship with MDV or (c) except in the case of the Hillman Bridge Loans, is a debtor or creditor of MDV. MDV has no subsidiaries.

     4.3 Certificate of Incorporation; By-Laws. The copies of the Certificate of Incorporation and By-Laws, each as amended to date, of MDV, as initialed by the parties hereto and delivered herewith, are true and correct copies of such documents and there will be no changes therein from the date hereof to the Effective Date.

     4.4 Books and Records. The books and records of MDV fairly set forth in all respects the transactions of MDV to which it is a party or by which its properties are bound, and such books and records have been properly kept and maintained in accordance with generally accepted accounting principles consistently maintained. Such books and records will so reflect such transactions and will be so kept and maintained from the date hereof to the Effective Date. The minute and other corporate books of MDV are complete, accurate and current in all respects.

     4.5 Capital Stock of MDV. The authorized capital stock of MDV consists solely of 1,000,000 shares of Preferred Stock, $.01 par value, and 775,000 shares of Common Stock, $.01 par value, of which 12,000 shares of Series A Preferred Stock, 120,074 shares of Series B Preferred Stock, 52,235_ shares of Series C Preferred Stock and 55,442 shares of Common Stock are duly authorized, validly issued and outstanding, fully paid and nonassessable and, as of the date hereof, owned by the Stockholders of MDV as set forth on Schedule 1 and of which no shares of Common Stock are held in the treasury of MDV. There are no preemptive rights with respect to the MDV Common Stock, except as set forth in
Exhibit 4.5. The list of Options and Optionholders on Schedule 1 is complete and accurate as of the date hereof. Except as set forth in Schedule 1 and Exhibit 4.5, there are no outstanding options, warrants or other rights to subscribe for or purchase or otherwise acquire or to sell or otherwise dispose of any securities of MDV, or any plans, contracts or commitments providing for the issuance of or the granting of rights to acquire any capital stock of MDV or securities convertible into or exchangeable for capital stock of MDV. Exhibit
4.5 sets forth all shares of capital stock of MDV reserved for issuance by MDV. On the Effective Date, there shall not be outstanding any options or warrants to purchase shares of MDV Common Stock, except as contemplated by Section 3.3(e).

     4.6 Financial Statements; No Material Change. MDV has heretofore delivered to Alliance and Merger Sub copies of the Balance Sheets of MDV as of December 31, 1995 and 1994, the Statements of Operations of MDV for the years ended December 31, 1995 and 1994 and the period from inception (October 2, 1981) through December 31, 1995, the Statement of Shareholders' Equity of MDV for the period from inception (October 2, 1981) through December 31, 1995, the Statements of Cash Flows of MDV for the years ended December 31, 1995 and 1994 and the period from inception (October 2, 1981) through December 31, 1995, including the related notes, certified to, with respect to such years and periods by Coopers & Lybrand L.L.P., independent certified public accountants. MDV has also heretofore delivered to Alliance and Merger Sub copies of the Balance Sheet of MDV as of July 31, 1996, the Statement of Cash Flows for the period ended July 31, 1996, and the General Ledger for the period ending July 31, 1996, each of which is unaudited. Copies of the financial statements referred to above have been initialed by Alliance and MDV for identification, and are hereinafter collectively referred to as the "Financial Statements". Each of the Financial Statements has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior similar periods (except as otherwise indicated therein), and fairly presents in all material respects the financial condition of MDV at the dates thereof and the results of operations and the cash flows of MDV for the respective periods covered thereby. The entries in such General Ledger have been accurately recorded, and such General Ledger is accurate and complete, in all material respects. Since July 31, 1996, there has been no material adverse change in the financial condition, business or properties of MDV from that shown on its balance sheet as of that date, other than changes occurring in the ordinary course of business which have not materially adversely affected its consolidated financial condition, results of operations, business or prospects, or the business of MDV taken as a whole, except, in each case, for continuing operating losses.

     4.7 Liabilities. MDV does not have any liabilities or obligations (direct or indirect, contingent or absolute, matured or unmatured) of whatever nature, whether arising out of contract, tort, statute or otherwise, including without limitation, liabilities for federal, state and local taxes incurred on or before the date hereof, except (a) liabilities and obligations in the amounts and categories set forth or reserved against in the consolidated Balance Sheet of MDV at December 31, 1995 (the "1995 Balance Sheet") and (b) liabilities and obligations listed in Exhibit 4.7 or incurred in the ordinary course of business since December 31, 1995 (none of which results from, arises out of, relates to, is in the nature of, or was caused by breach of any contract, breach of warranty, tort, infringement, or violation of law), including liabilities for federal, state and local taxes incurred in the ordinary course of business since December 31, 1995. At the date hereof, the aggregate amount of the liabilities and obligations of MDV referred to above (exclusive of the Hillman Bridge Loans) do not exceed the aggregate amount of MDV's cash and prepaid expenses.

     4.8 Title to Assets. (a) Except as otherwise provided in Section 4.17, MDV is the owner of and has good and marketable title, free and clear of any and all claims, liens, encumbrances, equities and restrictions of every kind and nature whatsoever, other than as disclosed in the Financial Statements or Exhibit 4.8, to (i) all of its assets in the amounts and categories set forth in the 1995 Balance Sheet and (ii) all assets acquired by MDV since the date of the 1995 Balance Sheet, except for those assets sold or otherwise disposed of in the ordinary course of business after the date of the 1995 Balance Sheet.

     (b) All of the items of tangible personal property not owned by, but used in the business of MDV, are in such condition that upon the return of such property to their owners in the current condition of such property, normal wear and tear excepted, at the end of the relevant lease terms or as otherwise contemplated by the applicable agreements with the owners thereof, the obligations of MDV to such owners would be discharged.

     4.9 Condition of Assets. Except as set forth in Exhibit 4.9, the assets and properties purported to be owned by MDV and used in its business are in all material respects in good operating condition, order and repair, normal wear and tear excepted, fit for their intended purposes and each has been operated in compliance in all material respects with all applicable laws, regulations and ordinances. Except as set forth in Exhibit 4.9, the assets and properties purported to be leased by MDV and used in its business are listed on Exhibit 4.9, are in the condition described therein, and have been operated in compliance in all material respects with all applicable laws, regulations and ordinances and the leases to which they are subject.

     4.10 Inventories. MDV has no inventory.

     4.11 Accounts Receivable. MDV's interest and other receivables do not exceed $5,000, all of which is collectible in the ordinary course of business.

     4.12 Tax Returns. MDV has duly and timely filed all tax reports and returns required to be filed by it and has duly paid or made adequate provision in the Financial Statements for all taxes and other charges payable to federal, state or local tax authorities. MDV has no reason to believe that the federal taxing authorities will determine any amount to be due with respect to any year. MDV's net operating loss carryforwards and research and development credits at December 31, 1995 are correctly stated in Note 5 to the Financial Statements. There has been no material change in such items since that date, except as a result of continuing operating losses.

     4.13 Leases. There is set forth on Exhibit 4.13 all of the leases of real property to which MDV is a party and such leases are in full force and effect on the date hereof without any default or breach thereof by MDV or to the knowledge of MDV and the Principal Stockholders by any other party thereto. Except as set forth on Exhibit 4.13 hereto, MDV has not incurred, prior to the date hereof, any material unreimbursed damage, expense or loss as a result of any violation of any law, ordinance, regulation, order or requirement relating to its leased properties and MDV has not received any notice from any governmental body claiming any violation thereof or calling attention to the need for any work, repairs, construction, alterations or installations on or in connection with said properties. No permits, licenses or certificates of occupancy pertaining to the operation by MDV of any of the leased properties, other than those held by it, are required by any governmental body or agency. Except as set forth on
Exhibit 4.13, no consent of any landlord is required under any lease in order to keep such lease in full force and effect after the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. True and complete copies of all leases listed on Exhibit 4.13, including all amendments, addenda, waivers and all documents relating thereto, have heretofore been delivered by MDV to Alliance and Merger Sub.

     4.14 Contracts. Except as set forth on Exhibit 4.14, MDV is not a party to any (a) lease, license or other agreement affecting personal property; (b) contract of employment or other outstanding contract with any officer, employee, agent, consultant, salesman, adviser, sales representative, distributor or dealer; (c) collective bargaining or other agreement with labor unions or labor representatives; (d) contract or commitment with respect to advertising services; (e) contract or commitment (including sales or purchase contracts or commitments involving executory obligations) entered into in the ordinary course of business and amounting to or involving more than $5,000 per year or $10,000 in the aggregate; (f) group health insurance, group life insurance, pension, profit-sharing, retirement, bonus, stock option or stock purchase plan, or other similar plans in effect with respect to their employees or others; or (g) contract or commitment entered into otherwise than in the ordinary course of business. Except as set forth on such Exhibit 4.14, all of the contracts, commitments and agreements to which MDV is a party are in full force and effect without any default or breach thereof by MDV or to the knowledge of MDV by any other party thereto. True and complete copies of all contracts, commitments and agreements listed on such Exhibit 4.14 have been made available by MDV to Alliance and Merger Sub. No contract, commitment or agreement listed on said
Exhibit 4.14 will be amended or terminated prior to the Effective Date without the prior written consent of Alliance. Except as set forth on Exhibit 4.14, none of the officers, directors or employees of MDV or any associate, as such term is used under the General Rules and Regulations of the Securities and Exchange Commission, of any such officer or director, is presently a party to any contract, commitment or agreement with MDV (other than for services as employees), including, without limitation, any contract, commitment or agreement
(i) providing for the furnishing of services to or by, (ii) providing for rental of real or personal property to or from or (iii) otherwise requiring payments to or from any such person.

     4.15 Litigation. Except as set forth in Exhibit 4.15, no claim, action, dispute, proceeding or investigation at law or in equity is pending or threatened against or involving MDV (including without limitation relating to breach of warranty or product liability or with respect to the Agreement or the Certificate of Merger or the transactions contemplated by either thereof) or any its property before any federal, state, municipal or other governmental or non-governmental, court, commission, department, board, bureau, agency or other instrumentality, or by any private person or entity and there are no facts, events or occurrences known by MDV or in the reasonable operation of the business of MDV should be known by MDV by reason of which any such action or proceeding may be brought. There are no judgments, consent decrees, injunctions, or any other judicial or administrative mandates outstanding against MDV.

     4.16 Real Property. MDV does not own any real property.

     4.17 Intellectual Property. Exhibit 4.17 sets forth a list of each patent, patent license, patent application, tradename, trademark, tradename and trademark registration, copyright registration, service mark, brand mark and brand name and any other proprietary or trade right owned by, or used in the business of, MDV and all applications and licenses for any of the foregoing, and all private licenses or similar agreements or arrangements to which MDV is a party. Except as indicated in Exhibit 4.17:

     (a) To the best knowledge of MDV, MDV owns, free and clear of all liens, restrictions and encumbrances, all title and interest in, and right and authority to use, in connection with the conduct of its business, all of the properties listed on Exhibit 4.17. MDV has not received any notice that the use of such properties by MDV infringes upon or violates any patent, trademark, trade name, registration, copyright, copyright registration or any pending application relating thereto of any other person, firm, corporation or other entity.

     (b) There are no claims, actions, suits, proceedings, orders, disputes or other disagreements pending and neither MDV nor, to MDV's knowledge, the Stockholders have received any notice that any such disagreements are threatened, with respect to any of the items listed in Exhibit 4.17, nor has MDV received notice that any such item has been declared invalid or been limited by any court or agreement; and

     (c) To the best knowledge of MDV, all of the items of intangible personal property listed on Exhibit 4.17 are valid and, except as the use thereof by licensees of MDV or others is authorized by license agreements listed on Exhibit
4.17 hereto, exclusive.

     4.18 No Default. MDV is not in violation or default of or under any term of any instrument to which it is a party, or with respect to any obligation required to be performed by it.

     4.19 Authorization. The execution and delivery of this Agreement and the Certificate of Merger and the consummation of the transactions contemplated hereby have been duly authorized and approved by the Board of Directors of MDV; and subject to the approval of this Agreement and the Certificate of Merger by the stockholders of MDV, no other corporate proceedings on the part of MDV are necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby. MDV has the right, power and authority to enter into this Agreement, and consummate the merger hereunder, subject to the approval of its stockholders as aforesaid. Neither the execution and delivery of this Agreement, nor (except as set forth in Exhibit 4.19) the carrying out of the transactions contemplated hereby, will result in any violation of or be in conflict with any instruments, laws, orders or regulations and no consent, approval or authorization of any lender, trustee, security holder or governmental agency is required in connection with the execution, delivery or performance by MDV of this Agreement, except for the expiration or early termination of all applicable waiting periods under the "HSR Act" (as defined in Section 6.6). Except as set forth in Exhibit 4.19, MDV is not subject to any charter provision or By-Law, or any mortgage, lease, agreement, instrument, order, judgment or decree to which it is a party or by which it or its properties are bound which would prevent or require the consent of any other person for the consummation of the transactions contemplated by this Agreement.

     4.20 No State of Facts. MDV is not aware of any state of facts which would operate to prevent MDV from carrying out its business in the manner in which such business is being carried on or which would render MDV subject to any liabilities or deprive it of any of its assets.

     4.21 Insurance. MDV is the owner of the policies of insurance set forth in
Exhibit 4.21 and all of such policies of insurance are in full force and effect. All premiums due to date on such policies have been paid in full and will be so paid to the Effective Date.

     4.22 No Change. Except as set forth in Exhibit 4.22, since December 31, 1995, MDV has not:

     (a) declared, paid or made any dividend or distribution on its capital stock, or purchased, redeemed, issued, sold or otherwise acquired or disposed of any shares of its capital stock, or granted any options, warrants or other rights to purchase or convert any obligation into any shares of its capital stock;

     (b) engaged in any transaction out of the ordinary course of business or incurred any liability or obligation (contingent or otherwise) which, singly or taken together with all other liabilities since that date, is material to its financial condition, results of operations, business or prospects;

     (c) suffered any extraordinary loss;

     (d) transferred or granted any right under any concession, lease, license, franchise, agreement, patent, invention, trademark, trade name, service mark, brand mark, brand name, copyright or the like, or with respect to any know-how;

     (e) made or granted any general wage or salary increase other than customary adjustments in wages or salaries consistent with past practices, or entered into any employment contract with any officer or employee not terminable by MDV, without liability or penalty, at any time upon not more than 30 days prior notice, or made any change in the terms of any profit sharing, pension, bonus or other employee benefit plan;

     (f) entered into any transaction, contract or commitment in excess of $2,500 individually or $10,000 in the aggregate;

     (g) made capital expenditures or entered into any commitment for capital expenditures exceeding $10,000 in the aggregate;

     (h) made any cash payment or incurred any obligation to any employee other than for compensation or expenses paid in the ordinary course and in accordance with past practices;

     (i) lost or canceled any patent, franchise or license;

     (j) failed to maintain in full force and effect insurance of the types and in the amounts which were in effect on the date of the 1995 Balance Sheet;

     (k) conducted its business other than in the ordinary course;

     (l) introduced any change in its method of accounting (for either financial or tax reporting); or

     (m)  taken any other action of a type described in Section
6.3 hereof.

     4.23 Bank Accounts. Exhibit 4.23 lists each bank in which MDV maintains an account or safe deposit box, the number of each such account or safe deposit box and the names of all persons holding check signing or withdrawal powers or other authority with respect thereto. Also set forth on such Exhibit 4.23 are the names of all persons, if any, holding powers of attorney from MDV.

     4.24 Guaranties. There are no contracts or commitments by MDV guaranteeing the payment or performance by others or by each other, or whereby any such corporation is, or will be, in any way liable with respect to the obligations of any other person, firm, corporation or other entity.

     4.25 Joint Information Statement. None of the information which has been or will be furnished by MDV for inclusion in the Joint Information Statement (as defined in Section 7.1) will at the time the Joint Information Statement is mailed, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

     4.26 Employees; Compensation; Labor. Set forth on Exhibit 4.26 is a list of
(i) all persons who are employed by MDV, together with their rate of compensation, title, and vacation benefits and sick leave (if payable in cash upon termination of employment), and a statement of the current or future required benefits, severance pay or compensation of such employees; and (ii) all employee benefit arrangements or payroll practices that MDV maintains, contributes to or is obligated to contribute to on behalf of employees or former employees of MDV, including, without limitation, employment and consultant agreements, executive compensation plans, bonus plans, incentive compensation plans, deferred compensation agreements, employee pension plans or retirement plans, severance policies, employee profit sharing plans, employee stock purchase and stock option plans, group life insurance, hospitalization or major medical insurance. MDV has heretofore made available to Alliance true, complete and correct copies of all of the documents referred to in this Section 4.26 and all of the personnel policies and procedures relating to the employees of MDV.

     4.27 Compliance with Laws; Required Permits. MDV is in compliance in all material respects with all laws, rules and regulations of any governmental department, commission, board, agency or instrumentality having jurisdiction over MDV, including without limitation, those relating to zoning, building codes, occupational safety and health, employment or labor, workers' compensation, employee benefit plans, environmental protection, water or air pollution, toxic and hazardous waste and substances control and other laws, rules and regulations relating to pollution or the protection of human health or the environment; and MDV possesses all permits and other governmental authorizations required under such laws, rules or regulations and has not received any communications alleging that it is not in full compliance with such laws, rules or regulations, and, to its knowledge, there are no circumstances that may prevent or interfere with such full compliance in the future. Such permits and governmental authorizations are identified in Exhibit 4.27. There are no past or present actions, activities, circumstances, conditions, events or incidents that could form the basis of any such claim of non-compliance against MDV or against any person or entity whose liability for any such claim MDV has or may have retained or assumed, either contractually or by operation of law. No approval, consent, authorization or other order of, and no designation, registration or qualification with, any governmental authority is required for the consummation by MDV of the transactions contemplated hereby, except for the expiration or early termination of all applicable waiting periods under the HSR Act.

     4.28 Employee Benefit Plans. All "employee benefit plans" as defined by
Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all fringe benefit plans, bonus plans, severance plans or any other deferred compensation agreement, plan or funding arrangement currently, or at any time maintained by MDV if material to its current operations, or to which MDV is or at any time has been obligated to contribute, whether or not such plan has been terminated, are listed in Schedule 4.28 hereto (the plans listed or described on such Schedule are referred to herein as the "MDV Benefit Plans"), and all benefits thereunder are and have been payable solely on the terms described in such MDV Benefit Plans. True and complete copies of all of the documents embodying the MDV Benefit Plans, including, without limitation, insurance and other contracts, agreements and arrangements pertaining thereto, have been furnished to Alliance. MDV has maintained and administered each MDV Benefit Plan in compliance with its terms and in compliance in all material respects with all provisions of the laws, rules and regulations applicable to such MDV Benefit Plan, including, without limitation, the applicable provisions of ERISA and the Internal Revenue Code of 1986 (as amended)(the "Code"). All contributions or other payments required to be made with respect to each such plan (as described on Schedule 4.28) prior to or on the Effective Date have been, or shall be, made on a timely basis. There has been no "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which could subject the Surviving Corporation or Alliance to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or to any liability or penalty under ERISA.

     4.29 Certain Representations in Connection with the Merger. The Board of Directors of MDV has unanimously adopted resolutions approving this Agreement, determining that the terms of the merger are fair to, and in the best interests of, the Holders and recommending that the Holders enter into this Agreement. No state takeover statute or similar statute or regulation applies or purports to apply to the merger.

     4.30 Agreements Not To Compete. MDV is not a party to or bound by any contract, agreement, commitment, order, injunction or decree containing a covenant limiting the ability of MDV to compete with any person or engage in any line of business.

     4.31 Bring-down of Representations. The representations and warranties of MDV contained herein will be true and correct at and as of the Effective Date as though made at and as of such date, except as affected by the transactions contemplated by this Agreement (including but not limited to, the exercise of any outstanding Option) or where intended by their context to be accurate only as of the date when made.

     4.32 Representations and Warranties. The representations and warranties made by MDV in this Agreement, and in the exhibits delivered to Alliance and Merger Sub herewith and in the certificates, if any, delivered to Alliance and Merger Sub pursuant hereto or in connection with the transactions contemplated hereby, do not and will not contain or will contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements herein and therein, in the circumstances in which they were made, not misleading.

     5. Representations and Warranties with Respect to Alliance and Merger Sub.

     Alliance and Merger Sub represent and warrant to and covenant with MDV as follows:

     5.1 Organization of Alliance. Alliance is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and has all requisite corporate power and authority to carry out the transactions contemplated hereby.

     5.2 Organization of Merger Sub. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to carry out the transactions contemplated hereby. Merger Sub on the date hereof is inactive.

     5.3 Capital Stock of Alliance. The authorized capital stock of Alliance consists of (a) 5,000,000 shares of Alliance Preferred Stock, $.01 par value, and (b) 50,000,000 shares of Common Stock, par value $.01 per share, of which 30,064,056 shares of Common Stock and 200,000 shares of Alliance Preferred Stock, Series C, were issued and outstanding at September 30, 1996.

     5.4 Capital Stock of Merger Sub. The authorized capital stock of Merger Sub is 100 shares of Common Stock, $.01 par value, of which there are on the date hereof 100 shares of Common Stock issued and outstanding, all of which are owned by Alliance.

     5.5 Stock Duly Issued. The shares of Alliance Common Stock to be issued to the stockholders of MDV pursuant to this Agreement and Certificate of Merger, when so issued, will be duly and validly authorized and issued, fully paid, nonassessable and free of preemptive rights. Title to such shares shall vest in such stockholders free of any adverse claim created by Alliance.

     5.6 Approval of Agreements. The execution and delivery of this Agreement and the Certificate of Merger and the consummation of the transactions contemplated hereby have been duly authorized and approved by the respective Boards of Directors of Alliance and Merger Sub and by Alliance as the sole stockholder of Merger Sub; and no other corporate proceedings on the part of Alliance or Merger Sub are necessary to authorize this Agreement or the carrying out of the transactions contemplated hereby. Alliance and Merger Sub each have the right, power and authority to enter into this agreement and consummate the merger hereunder. Neither the execution and delivery of this Agreement, nor the carrying out of the transactions contemplated hereby, will result in any violation of or be in conflict with any instruments, laws, orders or regulations and no consent, approval or authorization of any lender, trustee, security holder or governmental agency is required in connection with the execution, delivery or performance by Alliance and Merger Sub of this Agreement, except for the expiration or early termination of all applicable waiting periods under the "HSR Act." Neither Alliance nor Merger Sub is subject to any charter provision or By-Law, or any mortgage, lease, agreement, instrument, order, judgment or decree to which it is a party or by which it or its properties are bound which would prevent or require the consent of any other person for the consummation of the transactions contemplated by this Agreement.

     5.7 Alliance Information. Alliance has heretofore delivered to MDV copies of its annual report on Form 10-K for the fiscal year ended June 30, 1996. The information contained in the annual report on Form 10-K, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the circumstances in which they were made, not misleading. The financial statements included in the annual report on Form 10-K were reported on by independent public accountants and such financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior similar periods and fairly present, in all material respects, the financial condition of Alliance at the date thereof and the results of operations and cash flows of Alliance for the periods covered thereby.

     5.8 No Material Change. Since March 31, 1996, there has been no material adverse change in the financial condition, business or properties of Alliance and its subsidiaries from that shown on its consolidated balance sheet as of that date, other than changes occurring in the ordinary course of business which have not materially adversely affected its consolidated financial condition, results of operations, business or prospects, or the business of Alliance and its subsidiaries taken as a whole, except, in each case, for continuing operating losses.

     5.9 Joint Information Statement. None of the information which has been or will be furnished by Alliance for inclusion in the Joint Information Statement will at the time the Joint Information Statement is mailed, be false or misleading with respect to any material fact or omit to state any material fact necessary in order to make the statements therein, not misleading.

     5.10 Bring-down of Representations. The representations and warranties of Alliance and Merger Sub contained herein will be true and correct at and as of the Effective Date as though made at and as of such date, except as affected by the transactions contemplated by this Agreement or where intended by their context to be accurate only as of the date when made.

     6. Conduct of Business Pending Effective Date. Between the date of this Agreement and the Effective Date,

     6.1 Access to Records. MDV will give to Alliance's officers, representatives and agents, full access to all of its premises and books and records and to cause its officers to furnish to Alliance's officers, representatives and agents such financial and operating data and other information with respect to the business and properties of MDV as such officers, representatives and agents shall request; provided that such investigation shall not affect any representation or warranty of MDV hereunder or affect the indemnity provided in Section 10. In the event of termination of this Agreement, Alliance will return to MDV all documents, work papers and other material obtained from MDV in connection with the transactions contemplated hereby and will take such other steps in regard to the confidentiality of such material as may reasonably be requested by MDV.

     6.2 Preservation of Business. MDV will use its best efforts to preserve substantially intact its business organization, to keep available the services of its present officers and employees, and to preserve its present relationships with persons having significant business relations therewith.

     6.3 Conduct of Business. MDV shall conduct its business in the ordinary course and, by way of amplification and not limitation (except as otherwise provided in the Agreement), MDV shall not, without the prior written consent of Alliance, (i) issue or commit to issue any capital stock or other ownership interest, except upon exercises of Options, (ii) grant or commit to grant any options, warrants, or other rights to subscribe for or purchase or otherwise acquire any shares of its capital stock or other ownership interest or issue or commit to issue any securities convertible into or exchangeable for shares of its capital stock or other ownership interest, (iii) declare, set aside, or pay any dividend or distribution with respect to the capital stock or other ownership interest, (iv) directly or indirectly redeem, purchase or otherwise acquire or commit to acquire any capital stock or other ownership interest of MDV or any option, warrant or other right to purchase or otherwise acquire any such capital stock or ownership interest, (v) directly or indirectly terminate or reduce or commit to terminate or reduce any bank line of credit or the availability of any funds under any other loan or financing agreement, (vi) effect a split or reclassification of any capital stock of MDV or a recapitalization of MDV, (vii) change the charter, by-laws or other governing instruments of MDV, (viii) borrow or agree to borrow any funds or increase the interest rate on any outstanding borrowings or guarantee or agree to guarantee the obligations of others, (x) enter into any agreement, contract or commitment involving more than $10,000 which, if entered into prior to the date of this Agreement, would be required to be listed in an exhibit delivered to Alliance pursuant to the terms of this Agreement, or (xi) make or agree to make any increase in the compensation payable to any officer or director of MDV except in accordance with past pattern or practice; provided, however, that Alliance will advance MDV such amount as may be reasonably necessary for the operations of MDV after the date hereof and to the Effective Date, such advance to be repaid on demand in the event that the Closing does not occur by reason of a failure of the condition specified in Section 9.1. In the event that the Closing does not occur for any other reason, MDV shall not be liable to Alliance for the repayment of any such advance.

     6.4 No Action. MDV will not take, nor cause to be taken, any action which would make any of the representations, warranties or covenants contained herein untrue or incorrect.

     6.5 Consents. MDV shall use its best efforts to obtain all consents and approvals of third parties which may be necessary or reasonably required in order to effectuate this Agreement and the consummation of the transactions contemplated hereby, which consents are set forth in Exhibit 4.19.

     6.6 HSR Act Filings. MDV and Alliance shall promptly prepare and file with the Federal Trade Commission ("FTC") and with the United States Department of Justice ("Justice Department"), the Notification and Report Form required with respect to the transactions contemplated hereby under the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). The parties shall each furnish to the other copies of the Notification and Report Form, exclusive (in the case of Alliance) of documents filed pursuant to Section 4 of said Form, and shall each promptly notify the other party or parties to this Agreement of any request by the FTC or Justice Department for additional information with respect to such filings. The parties shall cooperate in responding promptly to any such request. Such filings shall conform to the requirements of the HSR Act and the rules promulgated thereunder applicable to the filing party. The filing fee payable in connection with such filing shall be paid by Alliance.

     7. Approvals; Effective Date.

     7.1 Approval of Stockholders. MDV agrees to submit this Agreement and the Certificate of Merger to its stockholders for adoption, all as provided by law and pursuant to its Certificate of Incorporation, as soon as practicable, pursuant to a joint information statement, acceptable to Alliance and Merger Sub (the "Joint Information Statement"). The Joint Information Statement will be accompanied by an investment agreement including investment representations, provisions for legending Alliance stock certificates and similar provisions to assure compliance with the Securities Act of 1933; the return of an executed copy of such agreement by a Holder is a condition to such Holder receiving Alliance Common Stock (or cash) pursuant to Sections 3.3(a), 3.3(b) or 3.3(c) hereof. Such investment agreement (the "Investment Agreement") shall be substantially in the form of Exhibit 7.1 hereto. Alliance agrees to cause its shares of Merger Sub to be voted in favor of this Agreement and the Certificate of Merger, or to consent thereto as the holder of all of the outstanding shares of Merger Sub. MDV shall use its best efforts to secure the consent of the stockholders of MDV to the transactions contemplated hereby.

     7.2 Furnish Information. MDV and the Principal Stockholders and Alliance will each furnish to the other such data and information relating to it as the other may reasonably request for the purpose of including such data and information in the Joint Information Statement.

     8. Conditions to the Obligations of MDV

     The obligations of MDV to consummate this agreement are, at the option of MDV, subject to the conditions that on or before the Effective Date:

     8.1 Representations and Warranties. Except for paragraph 5.3 hereof, the representations, warranties and covenants of Alliance and Merger Sub contained herein shall be true and correct when made and shall be repeated at and as of the Effective Date both with respect to the time when made and to the time when repeated (except in the latter case for any changes permitted by this Agreement) and Alliance and Merger Sub shall have performed and complied with all agreements and conditions required hereunder to be performed or complied with them prior to or at the Effective Date.

     8.2 Opinion of Counsel to Alliance. MDV shall have received an opinion dated the Effective Date of Stroock & Stroock & Lavan, attorneys for Alliance and Merger Sub, reasonably satisfactory to the attorneys for MDV, to the effect that:

     (a) Alliance and Merger Sub are corporations duly organized, validly existing and in good standing under the laws of the States of New York and Delaware, respectively, and each has all requisite corporate power and authority to enter into this Agreement and the Certificate of Merger and to carry out the transactions contemplated hereby and thereby;

     (b) All necessary corporate action has been duly taken on the part of Alliance and Merger Sub for authorizing or approving the execution and delivery of this Agreement and the Certificate of Merger by Alliance and Merger Sub and the carrying out by Alliance and Merger Sub of the transactions contemplated hereby and thereby, and this Agreement and the Certificate of Merger constitute the legal, valid and binding obligations of Alliance and Merger Sub and are enforceable against them in accordance with their terms, subject (i) to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, (ii) to the understanding that no opinion is expressed as to the application of equitable principles in any proceeding, whether at law or in equity, and (iii) to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder.

     (c) Neither the execution and delivery of this Agreement or the Certificate of Merger nor the carrying out of the transactions contemplated hereby or thereby will result in any violation of, or be in conflict with, any term of the Certificate of Incorporation or By-Laws of Alliance or Merger Sub, nor to the knowledge of such counsel, without having made independent inquiry with respect thereto, (i) constitute a default under any agreement, lease, mortgage, note, bond, indenture, license or other document to which Alliance is a party or by which it is bound or by which any of its properties or assets may be adversely affected or (ii) violate any order, rule, regulation, writ, injunction or decree of any court, administrative agency or governmental body to which Alliance is subject or by which it is bound; and

     (d) The shares of Alliance Common Stock to be delivered pursuant to this Agreement and the Certificate of Merger have been duly authorized and, when issued in accordance with this Agreement and the Certificate of Merger, will be validly issued, fully paid and non-assessable.

     (e) The solicitation of consents to the adoption of this Agreement and to the merger contemplated hereby from the Holders of the MDV Common Stock and the MDV Preferred Stock and the consummation of such merger are exempt from the registration requirements of the "Securities Act" (as defined in Section 11.2).

     Such opinion shall also cover such other matters incident to the matters herein contemplated as MDV may reasonably request, including the form of all papers and the validity of all proceedings. In rendering such opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon opinions of other counsel, including but not limited to the General Counsel of Alliance, and, as to matters of fact, upon the representations and warranties in this Agreement, upon certificates and statements of state officials, officers of Alliance, and any other responsible persons deemed appropriate by such counsel.

     8.3 Certified Resolutions of Boards of Directors. MDV shall have received certified copies of the resolutions of the Boards of Directors of Alliance and Merger Sub and of Alliance as the sole stockholder of Merger Sub, authorizing and approving the transactions contemplated by this Agreement.

     8.4 Approval of MDV Stockholders. The Holders of at least a majority of the outstanding shares of MDV Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, voting together as a single class, and of Holders of at least 60% of the outstanding shares of each series of Preferred Stock, voting separately as a class, shall have consented to the transactions contemplated by this Agreement.

     8.5 No Government Proceedings. There shall not be any litigation, proceeding, inquiry or investigation, formal or informal, by any individual or commission or agency or department of the Federal or any state or local government, pending or threatened, to restrain, delay or invalidate this Agreement or the transactions contemplated hereby.

     8.6 Approval of MDV Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental hereto, and all other related legal matters, shall have reasonably been approved by the attorneys for MDV, and they shall have received all documents, certificates and other papers reasonably requested by them in connection therewith. The shares of Alliance Common Stock to be issued to the Holders shall have been qualified under or be exempt from applicable state securities laws.

     8.7 Alliance and Merger Sub Officer's Certificates. MDV shall have received certificates of Alliance and Merger Sub executed by their respective President or any Vice President and Secretary or Assistant Secretary, dated the Effective Date, in form and substance reasonably satisfactory to MDV, certifying in such detail as MDV may reasonably request as to the fulfillment of the conditions specified in this Section 8.

     8.8 Good Standing Certificates. MDV shall have received from each state authority in which Alliance is incorporated or doing business, good standing certificates dated not more than ten (10) days prior to the Effective Date as to the due incorporation, legal existence and/or qualification as a foreign corporation of Alliance in such state.

     8.9 Termination Agreement and Consulting Agreement. Alliance shall have entered into the termination agreement with Mr. Frederick J. Foley and MDV, and Alliance shall have entered into the consulting agreement with Mr. Foley and the corporation to be organized by Mr. Foley to perform such consulting agreement, substantially in the forms of such agreements annexed hereto as Exhibit 9.8 and, subject to Mr. Foley's entering into such termination agreement, Mr. Foley shall have received payment of the amounts provided under such termination agreement to be paid to him on Effective Date, at the time the other payments required to be paid on the Effective Date hereunder shall have been paid.

     8.10 HSR Act. The filing and waiting period requirements of the HSR Act shall have been complied with.

     8.11 Parachute Payments. The holders of at least 75% of the aggregate voting power of MDV capital shall have approved the "parachute payments" on
Exhibit 4.19.

     9. Conditions to the Obligations of Alliance and Merger Sub. The obligations of Alliance and Merger Sub to consummate this Agreement are, at the option of Alliance and Merger Sub, subject to the conditions that on or before the Effective Date:

     9.1 Representations and Warranties. The representations, warranties and covenants of MDV contained herein shall be true and correct when made and shall be repeated at and as of the Effective Date both with respect to the time when made and to the time when repeated (except in the latter case for any changes permitted by this Agreement) and MDV shall have performed and complied with all agreements and conditions required hereunder to be performed or complied with them prior to or at the Effective Date.

     9.2 Opinion of Counsel of MDV. Alliance and Merger Sub shall have received an opinion dated the Effective Date of Morse, Barnes-Brown & Pendleton, P.C., the attorneys for MDV, reasonably satisfactory to Stroock & Stroock & Lavan, attorneys for Alliance and Merger Sub, to the effect that:

     (a) MDV is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to carry on its business as now being conducted, to enter into this Agreement and the Certificate of Merger, and to carry out the transactions contemplated hereby and thereby;

     (b) All necessary corporate action has been duly taken on the part of MDV for authorizing and approving the execution and delivery of this Agreement and the Certificate of Merger and the carrying out by MDV of the transactions contemplated hereby and thereby, and this Agreement and the Certificate of Merger constitute the legal, valid and binding obligations of MDV and are enforceable against MDV in accordance with their terms, subject to (i) to the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws relating to or affecting creditors' rights generally and court decisions with respect thereto, (ii) to the understanding that no opinion is expressed as to the application of equitable principles in any proceeding, whether at law or in equity, and (iii) to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder;

     (c) The authorized capital stock of MDV consists of 1,000,000 shares of Preferred Stock, $.01 par value, and 775,000 shares of Common Stock, $.01 par value, of which 12,000 shares of Series A Preferred Stock, 120,074 shares of Series B Preferred Stock, 52,235 shares of Series C Preferred Stock and 55,442 shares of Common Stock are issued and outstanding and owned of record by the stockholders of MDV as set forth on Schedule 1 and no shares of Common Stock are issued and held as treasury stock; to the best of such counsel's knowledge, no options, warrants, calls or commitments for the issuance of securities of MDV are outstanding except for the Options;

     (d) The issued and outstanding shares of capital stock of MDV have been duly and validly authorized and issued and are fully paid and nonassessable;

     (e) Neither the execution and delivery of this Agreement and the Certificate of Merger nor the carrying out of the transactions contemplated hereby or thereby will result in any violation of, or be in conflict with, any term of the Certificate of Incorporation or By-Laws of MDV, nor to the knowledge of such counsel (i) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under any agreement, lease, mortgage, note, bond, indenture, license or other document to which MDV is a party or by which it is bound or by which MDV or its properties or assets may be adversely affected or (ii) violate any order, rule, regulation, writ, injunction or decree of any court, administrative agency or governmental body to which MDV is subject or by which it is bound;

     (f) To the best knowledge of such counsel, there are no actions, suits, proceedings, arbitrations, disputes or investigations, pending or threatened against or affecting MDV or its property, or against, involving or affecting any of its officers or directors in connection with the business and affairs of MDV;

     (g) Upon the filings required by Section 1.1 hereof, Merger Sub will be merged into MDV in accordance with the terms and provisions of this Agreement and the Certificate of Merger; and

     (h) Except with respect to the holders of the number of shares of MDV Common Stock stated in such opinion, no holder of MDV Common Stock shall be entitled to appraisal rights under Section 262 of the Delaware General Corporation Law with respect to such holder's shares of MDV Common Stock and no shares of MDV Common Stock shall be subject to such appraisal rights.

     Such opinion shall also cover such other matters incident to the matters herein contemplated as Alliance and its counsel may reasonably request, including the form of all papers and the validity of all proceedings. In rendering such opinion such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon opinions of other counsel reasonably acceptable to Alliance and, as to matters of fact, upon the representations and warranties in this Agreement, upon certificates and statements of state officials, officers of MDV and any other responsible persons deemed appropriate by such counsel.

     9.3 Certified Resolutions of Board of Directors. Alliance and Merger Sub shall have received a certified copy of the resolutions of the Board of Directors and stockholders of MDV authorizing and approving the transactions contemplated by this Agreement.

     9.4 Approval of MDV Stockholders. On or prior to November 8, 1996, the Holders of at least 75% of the shares of MDV Common Stock and 100% of the shares of Preferred Stock outstanding at such date shall have consented to the transactions contemplated by this Agreement.

     9.5 No Proceedings. There shall not be any litigation, proceeding, investigation or inquiry, formal or informal, by any individual or commission, agency or department of the federal or any state or local government, pending or threatened, to restrain, delay or invalidate this Agreement or the transactions contemplated hereby.

     9.6 Approval of Alliance Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement of incidental hereto, and all other related legal matters, shall have reasonably been approved by Stroock & Stroock & Lavan, and Stroock & Stroock & Lavan shall have received all documents, certificates and other papers reasonably requested by them in connection therewith.

     9.7 Good Standing Certificates. Alliance and Merger Sub shall have received from each state authority in which MDV is incorporated or doing business, good standing certificates dated not more than ten (10) days prior to the Effective Date as to the due incorporation, legal existence and/or qualification as a foreign corporation of MDV in such state.

     9.8 Termination and Consulting Agreement. Mr. Frederick J. Foley and the corporation to be organized by Mr. Foley, as applicable, shall have entered into the consulting agreement with MDV and the termination agreement with MDV and Alliance substantially in the form of the respective agreements annexed hereto as Exhibit 9.8.

     9.9 Resignation of MDV Officers and Directors. Alliance and Merger Sub shall have received written resignations of all of the officers and directors of MDV, effective the Effective Date, with respect to all offices and directorships in MDV held by such individuals.

     9.10 MDV Officer's Certificate. Alliance and Merger Sub shall have received a certificate of the Chairman of the Board or President and Secretary of MDV dated the Effective Date, in form and substance satisfactory to Alliance and Merger Sub, certifying in such detail as Alliance and Merger Sub may reasonably request as to the fulfillment of the conditions specified in this Section 9.

     9.11 Optionholders' Agreements. Alliance and Merger Sub shall have received an Optionholder's Agreement duly executed by each Optionholder.

     9.12 HSR Act. The filing and waiting period requirements of the HSR Act shall have been complied with.

     10. Survival; Indemnification.

     10.1 Survival. All representations, warranties, covenants and agreements contained in this Agreement, or in any schedule or exhibit hereto, or other writing delivered pursuant hereto, shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, but no claims for breach thereof may be brought except as provided below in this
Section 10.

     10.2 Indemnification.

     (a) Alliance, Merger Sub and their respective partners, officers, directors, employees and agents (individually, an "Alliance Indemnified Party" and, collectively, "Alliance Indemnified Parties") shall be indemnified and held harmless by MDV prior to the Effective Date, and by set-off pursuant to Section 10.2(c) against the payments to be made to the Holders (in proportion to their respective Percentage Interests) pursuant to Sections 3.3(b) and (c) (including the payments to be made pursuant to the Optionholders' Agreements), against and in respect of all losses, liabilities, obligations, damages, deficiencies, actions, suits, proceedings, demands, assessments, orders, judgments, costs and expenses (including the reasonable fees, disbursements and expenses of attorneys, whether incurred in disputes between the parties or in disputes with third parties, or otherwise) of any kind or nature whatsoever (collectively, "Losses"), to the extent sustained, suffered or incurred by or made against any Alliance Indemnified Party, to the extent based upon, arising out of or in connection with: (i) any breach of any representation or warranty made by MDV in this Agreement or in any schedule or exhibit hereto or certificate or other writing delivered pursuant hereto; or (ii) any breach of any covenant or agreement made by MDV in this Agreement (such claims under clauses (i) and (ii) being hereinafter collectively referred to as "Alliance Indemnifiable Claims").

     (b) The rights of Alliance Indemnified Parties under the preceding paragraph shall be limited as follows:

               (i) All rights to indemnification under this Section 10.2 with respect to Alliance Indemnifiable Claims (other than with respect to "Basket Exclusions", as defined below) shall expire at the close of business on October 31, 1997 and no Alliance Indemnified Party shall have any right to make any claim hereunder after the expiration of such period, except that if prior to the expiration of such period a state of facts shall have become known which may constitute or give rise to any Alliance Indemnifiable Claim as to which indemnity may be payable and an Alliance Indemnified Party shall have given notice of such facts, and of Alliance's related claim, to the Holders' Committee, then the right to indemnification with respect thereto shall remain in effect without regard to when such matter shall have been finally determined and disposed of. "Basket Exclusions" are Losses arising out of, resulting from or relating to a breach by MDV of any representation or warranty set forth in Sections 4.1, 4.12, 4.19, 4.27 or 4.28.

               (ii) No indemnification shall be payable to any Alliance Indemnified Party pursuant to this Section 6.2 with respect to any Alliance Indemnifiable Claim unless and until the total of all claims for indemnification shall exceed $50,000 (the "Basket") in the aggregate, and then only to the extent of the excess; provided, however, that no such limitation shall apply with respect to a Basket Exclusion.

     (c) Alliance may set off against any payments to be made to the Holders pursuant to Section 3.3(b) or (c) of this Agreement, any Losses which are in the aggregate in excess of the Basket and are sustained, suffered or incurred by an Alliance Indemnified Party by reason of any breach of any representation, warranty or covenant of MDV contained in this Agreement or any agreement, certificate or document executed and delivered by MDV pursuant hereto or in connection with any of the transactions contemplated by this Agreement. Whenever a claim for set-off (a "Set-Off Claim") shall arise, Alliance or Merger Sub shall promptly notify the Holders' Committee of such claim.

     10.3 Indemnification by Alliance.

     (a) Alliance agrees to indemnify and hold harmless MDV (prior to the Effective Date) and the Holders and their respective officers, directors, employees and agents (individually, an "MDV Indemnified Party" and collectively, "MDV Indemnified Parties") at all times against and in respect of all Losses, to the extent sustained, suffered or incurred by or made against any MDV Indemnified Party, to the extent based upon, arising out of or in connection with: (i) any breach of any representation or warranty made by Alliance or Merger Sub in this Agreement; or (ii) any breach of any covenant or agreement made by Alliance or Merger Sub in this Agreement (such claims under clauses (i) and (ii) being hereinafter collectively referred to as "MDV Indemnifiable Claims").

     (b) The rights of MDV Indemnified Parties under the preceding paragraph shall be limited as follows: All rights to indemnification under this Section
10.3 shall expire at the close of business on October 31, 1997, or, in the case of an obligation of Alliance under this Agreement to be performed after such date, upon the expiration of one year from the date such obligation is to be performed. If prior to the expiration of the applicable period a state of facts shall have become known which may constitute or give rise to any MDV Indemnifiable Claim as to which indemnity may be payable and an MDV Indemnified Party shall have given notice of such facts to Alliance, then the right to indemnification with respect thereto shall remain in effect without regard to when such matter shall have been finally determined and disposed of. Any amounts which Alliance shall be required to pay to the Holders pursuant to this Section
10.3 shall be distributed to the Holders pro rata in accordance with their respective Percentage Interests.

     10.4 Notice; Defense of Claims. Promptly after receipt by an indemnified party of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, the indemnified party shall give notice thereof in writing to the indemnifying party (MDV prior to the Effective Date and the Holders' Committee thereafter with respect to claims by Alliance Indemnified Parties and Alliance with respect to claims by MDV Indemnified Parties), but the omission so to notify the indemnifying party promptly will not relieve the indemnifying party from any liability except to the extent that the indemnifying party shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted. If within 30 days after receiving such notice the indemnifying party gives written notice to the indemnified party stating that it disputes and intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by the indemnifying party (subject to the consent of the indemnified party which consent shall not be unreasonably withheld) and the indemnifying party shall not be required to make any payment with respect to such claim, liability or expense as long as it is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by the indemnifying party shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. The indemnifying party shall have the right, with the consent of the indemnified party, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled provided its obligation to indemnify the indemnified party therefor will be fully satisfied. The indemnifying party shall keep the indemnified party apprised of the status of the claim, liability or expense and any resulting suit, proceeding or enforcement action and shall furnish the indemnified party with all documents and information that the indemnified party shall reasonably request. Notwithstanding anything herein stated, the indemnified party shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would constitute a conflict of interest, the expense of one firm of separate counsel for all indemnified parties shall be paid by the indemnifying party. If no such notice of intent to dispute and defend is given by the indemnifying party, the indemnified party shall, at the expense of the indemnifying party, undertake the defense of (with counsel selected by the indemnified party), and shall have the right to compromise or settle (exercising reasonable business judgment), such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by the indemnifying party, then the indemnified party shall make available all information and assistance that the indemnifying party may reasonably request and shall cooperate with the indemnifying party in such defense.

     Notwithstanding anything to the contrary herein contained, the sole recourse of the Alliance Indemnified Parties in the event that any Losses are sustained, suffered or incurred by any of them shall be to the right of set-off provided in Section 10.2(c), except as otherwise provided in Section 11.6.

     10.5 Alternative Dispute Resolution. In the event of a dispute between an Alliance Indemnified Party and the Holders' Committee (which shall be the sole party authorized to act for or in the name of the Holders) with respect to a Set-Off Claim or the related Losses, if any, the sole method of resolving such dispute, if it does not involve any "Third Party Matters" (as defined below) (it being understood that the provisions of this Section 10.5 shall not be applicable to disputes involving Third Party Matters), shall be as follows:

     Such dispute shall be finally settled by arbitration conducted expeditiously in accordance with the Center for Public Resources Rules for Nonadministered Arbitration of Business Disputes (the "CPR Rules"). The Center for Public Resources shall appoint a neutral advisor from its National CPR Panel. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss.1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof. The place of arbitration shall be New York, New York.

     Such proceedings shall be administered by the neutral advisor in accordance with the CPR Rules as he/she deems appropriate; however, such proceedings shall be guided by the following agreed upon procedures:

     (a) mandatory exchange of all relevant documents, to be accomplished within forty-five (45) days of the initiation of the procedure;

     (b) no other discovery;

     (c) hearings before the neutral advisor which shall consist of a summary presentation by each side of not more than three hours; such hearings to take place on one or two days at a maximum; and

     (d) decision to be rendered not more than 10 days following such hearings.

     Notwithstanding anything to the contrary contained herein, the provisions of this Section 10.5 shall not apply with regard to (i) any equitable remedies to which any party may be entitled hereunder or (ii) any fraud claims.

     The term "Third Party Matters" shall mean Losses resulting from, or arising out of or involving claims by or payments to, third parties, or the amount thereof.

     11. Regulation D and Form S-3 Registration Statement

     11.1 Purchaser Representative. MDV agrees, if required under the provisions of Rule 506 of Regulation D under the Securities Act of 1933 (the "Securities Act"), to provide any Holder reasonably determined by Alliance as not having the requisite financial sophistication with a purchaser representative who can provide such Holder with requisite financial sophistication. Alliance shall indemnify and hold harmless the purchaser representative provided by MDV at all times against and in respect of all Losses, to the extent sustained, suffered or incurred by or made against the purchaser representative to the extent based upon, arising out of or in connection with the performance by the purchaser representative of his duties as such purchaser representative; provided, however, that Alliance shall not be obligated to provide such indemnification as to any such Losses which shall result from the purchaser representative's own bad faith, gross negligence or willful misconduct.

     11.2 Registration Statement Filing. Alliance shall promptly prepare and file, but in any event within 15 days after the Effective Date, with the Securities and Exchange Commission (the "SEC") a registration statement (a "Registration Statement") on Form S-3 under the Securities Act covering its good faith estimate of the aggregate amount (not less than $15,500,000) of Alliance Common Stock issuable in the merger contemplated hereby. In the event that Alliance should reasonably determine that additional shares of Alliance Common Stock will be issuable, promptly after each such determination, Alliance, subject to Section 11.8, will file an additional Registration Statement covering the additional number of shares covered by such determination. Alliance shall use its reasonable best efforts to cause each such Registration Statement and the prospectus ("Prospectus") included therein to become effective as soon as reasonably practicable after such filing and remain effective for a period of time ending on the expiration of the three-year holding period for the shares of Alliance Common Stock included in such Registration Statement as calculated in accordance with Rule 144(d)(3)(iii) under the Securities Act, to the end that the former Holders (including Optionholders) (the "Selling Shareholders") may offer pursuant to the Registration Statement and the Prospectus as effective or any supplement or amendment thereto which becomes effective, from time to time (but in no event after the expiration of such holding period), all or part of such shares in private principal transactions on the Nasdaq Stock Market, in ordinary brokerage transactions, in negotiated transactions, in Rule 144 transactions, or otherwise. Alliance shall not be entitled to include other shares of Alliance Common Stock to be offered by other stockholders of Alliance in any registration statement filed pursuant to this Section.

           11.3 Effectiveness. Alliance will use its reasonable best efforts to cause each Registration Statement, and any post-effective amendment thereof, to become effective as soon as reasonably practicable after the filing thereof with the SEC and will promptly advise the Selling Shareholders in writing (i) when such Registration Statement shall have become effective, (ii) when any post-effective amendment thereof shall have become effective, (iii) of any request by the SEC for any amendment of such Registration Statement or the Prospectus included therein or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or the institution or threatening of any proceedings for that purpose, and (v) of any event described in the third sentence of this
Section 11.3.

     In the event that shares of Alliance Common Stock are issued to Holders pursuant to Section 3.3 before the first Registration Statement filed pursuant to Section 11.2 shall become effective, and the Average Alliance Closing Price (the "First Average Price") at which such shares shall be issued shall be higher than the Average Alliance Closing Price on the business day next preceding the effective date of such Registration Statement (the "Second Average Price," which shall be calculated as if such business day were the last of the 20 trading days used for such calculation), then, Alliance, at its option, (i) shall issue to the Holders, in proportion to their respective Percentage Interests, as promptly as practicable, additional shares of Alliance Common Stock equal in value, based on the Second Average Price, to the aggregate amount of the decline (that is, the difference between the First Average Price and the Second Average Price, multiplied by the number of such shares issued prior to the effective date of such Registration Statement); or (ii) shall pay to the Holders, in proportion to their respective Percentage Interests, as promptly as practicable, an aggregate amount in cash equal to the aggregate amount of the decline, calculated in the same way. If there shall be more than one such issuance of shares of Alliance Common Stock before the effective date of such Registration Statement, a separate calculation in accordance with the foregoing shall be made for each such issuance. Notwithstanding the foregoing, if the first Registration Statement filed pursuant to Section 11.2 shall not have been declared effective prior to the expiration of six months following an issuance of shares of Alliance Common Stock pursuant to Section 3.3, and the Second Average Price of such shares (calculated as though the last business day of such six-month period were the business day next preceding the effective date of such Registration Statement) should be lower than the First Average Price of such shares, Alliance, as promptly as practicable after the expiration of such six-month period shall offer to repurchase such shares from the Holders to whom they were issued at the First Average Price, such offer to remain open for a period of at least 20 days.

     Alliance will use its best efforts to prevent the issuance of any stop order referred to in the paragraph preceding this paragraph and, if issued, to obtain as soon as possible the withdrawal thereof. Subject to the immediately preceding sentence, if at any time when a Prospectus is required to be delivered under the Securities Act, any event occurs as a result of which such Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make statements therein not misleading, or if it shall be necessary at any time to amend or supplement a Registration Statement or Prospectus to comply with the Securities Act or the rules and regulations thereunder, Alliance promptly will prepare and file with the SEC an amendment or supplement which will correct such statement or omission or which will effect such compliance and will use its reasonable best efforts to cause any amendment of a Registration Statement containing an amended Prospectus to be made effective as soon as possible. Alliance will deliver to the Selling Shareholders copies of each Registration Statement and each amendment thereto filed or prepared to be filed. Alliance represents and warrants to the Selling Shareholders that each Registration Statement (including the information concerning Alliance contained therein, including all material incorporated by reference) and any amendment and supplement thereto and any Prospectus will, when such Registration Statement becomes effective and at all times subsequent thereto, comply in all material respects with the applicable provisions of the Securities Act, the Securities Exchange Act 1934 (the "Exchange Act") and the rules and regulations thereunder, and will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Alliance makes no representation or warranty as to statements or omissions made in reliance upon and in conformity with information furnished in writing to Alliance by the Selling Shareholders.

     11.4 Selling Shareholders Information. The Selling Shareholders shall furnish or cause to be furnished in writing for inclusion in each Registration Statement, any post-effective amendment thereof and each Prospectus, all such information about the Selling Shareholders as may reasonably be requested by Alliance. The Selling Shareholders shall represent and warrant that as of the date furnished and as of the effective date of each Registration Statement, the information so supplied will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Selling Shareholders shall make no representation or warranty except as to the written information furnished to Alliance by or on behalf of the Selling Shareholders specifically for use in connection with the preparation of a Registration Statement and the Prospectus included therein. The Selling Shareholders shall agree to advise Alliance promptly if at any time when a Registration Statement is effective, there is any material change in the information supplied by any of them in writing in connection with a Registration Statement or the Prospectus included therein. The Selling Shareholders shall consent to the use by Alliance of all of the information concerning the Selling Shareholders contained in each Registration Statement and the Prospectus included therein which shall have been supplied in writing by them in connection with its preparation.

     11.5 Costs. Alliance agrees to pay all costs and expenses of the preparation, filing and printing of each Registration Statement and Prospectus (including but not limited to registration fees, the fees and expenses of Alliance's attorneys, accountants and transfer agent, and printing and any blue sky expenses); the costs and expenses of maintaining the effectiveness and correctness of each Registration Statement and Prospectus (such as the preparation, filings and printing of any post-effective amendments or supplements to such Registration Statement and Prospectus) shall also be borne by Alliance.

     11.6 Blue Sky; Indemnification. Alliance shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of shares of Alliance Common Stock in the merger contemplated hereby. Each Selling Shareholder shall indemnify Alliance, its officers and directors, each underwriter and selling broker, if any, and each person, if any, who controls Alliance, against liability (including under the Securities Act and the Exchange Act) arising by reason of action (including the furnishing of false or misleading information) or inaction (including nondisclosure of material information) by such Selling Shareholder in connection with a Registration Statement or the Prospectus included therein. Alliance shall indemnify each Selling Shareholder, and each underwriting and selling broker, if any, against liability (including liability under the Securities Act and the Exchange Act) arising by reason of action (including the furnishing of false or misleading information) by Alliance in connection with a Registration Statement or the Prospectus included therein.

     11.7 Suspension. Alliance may suspend sales of Alliance Common Stock pursuant to a Registration Statement if it determines in good faith that such Registration Statement or the Prospectus included therein contains materially misleading statements or omits a material fact necessary to make the statements therein not misleading, provided that Alliance shall make a corrective filing as soon as reasonably practicable. Alliance may also suspend sales of Alliance Common Stock in the event of a material corporate development, the disclosure of which in its good faith judgment would be injurious to Alliance. Alliance may not, however, suspend sales pursuant to either of the first two sentences of this Section 11.7 for more than 21 consecutive days in any three month period.

     12. Miscellaneous

     12.1 Further Assurances. Alliance and Merger Sub, on the one hand, and MDV on the other hand, shall execute and deliver or cause to be executed and delivered to one another such further instruments, documents, and conveyances and shall take such other action as may be reasonably required to more effectively carry out the terms and provisions of this Agreement and the transactions contemplated hereby.

     12.2 Amendment of Agreement. Alliance, Merger Sub and MDV, by mutual consent of their respective Boards of Directors, may at any time amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing at any time, provided that the foregoing shall not give said Boards of Directors the right to reduce the rate of exchange of a share of MDV Common Stock provided for in paragraph 3.3.

     12.3 Waiver. Any of the terms or conditions of this Agreement may be waived at any time prior to the time of the merger by the party which is entitled to the benefit thereof upon the authority of the Board of Directors of such party. No waiver on the part of any of the parties hereto of any term, provision or condition hereof or breach thereof shall constitute a precedent, nor bind any party hereto to a waiver of any other term, provision or condition of this Agreement or any other or succeeding breach of the same or any other term, provision or condition hereof.

     12.4 Termination. This Agreement may be terminated and the merger abandoned at any time before or after the approval of the transactions authorized hereby by the stockholders of MDV, notwithstanding favorable action on the merger by such stockholders, by (a) the Board of Directors of MDV, upon notice to Alliance and Merger Sub, if the conditions set forth in Section 8 hereof are not met or waived, (b) the Board of Directors of Merger Sub and Alliance, upon notice to MDV, if the conditions set forth in Section 9 hereof are not met or waived, or
(c) the mutual consent of MDV, Alliance and Merger Sub.

     12.5 No Brokers. Except for the firm of Owen & Associates, Inc. (for which Alliance and the Holders each are responsible for one-half of the fees to be paid thereto), Alliance and Merger Sub, on the one hand, and MDV on the other hand, represent and warrant to each other that they and the stockholders of MDV have not engaged in any activities which would render the other party liable for any finders, brokers or similar fees by reason of the transactions contemplated hereby. Alliance and Merger Sub, on the one hand, and MDV, on the other hand, each agrees to indemnify and hold the other harmless from and against all loss, cost, damage, claim and expense, including reasonable attorneys' fees, which the other may sustain by reason of any claim for brokerage commissions or finder's fees of any person, firm or corporation arising by reason of any act of the indemnifying party in connection with the transactions contemplated hereby. Alliance shall pay the entire fee due to the firm of Owen & Associates, Inc. in view of the exclusion from the Initial Alliance Consideration Equivalent of the portion of the fee for which the Holders are responsible.

     12.6 Notices. Any notices to be given pursuant to this Agreement shall be in writing and shall be deemed to have been given at the time when mailed by registered or certified mail, return receipt requested, or when delivered in person or upon receipt of a facsimile transmission, provided that the recipient has specifically acknowledged by telephone receipt of such facsimile transmission, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:


To Alliance, Merger Sub      Alliance Pharmaceutical Corp.
and the Surviving            3040 Science Park Road
Corporation:                 San Diego, California 92121
                             Attention: Theodore D. Roth, Esq.

                               Copy to:

                             Stroock & Stroock & Lavan
                             7 Hanover Square
                             New York, New York 10004
                             Attention: Melvin Epstein, Esq.
                             facsimile number: (212) 806-6006

To MDV (prior to the         MDV Technologies, Inc.
Effective Date):             15250 Mercantile Drive
                             Dearborn, Michigan 48120
                             Attention:  Frederick J. Foley
                             facsimile number:  (313) 336-6678

                               Copy to:

                             Morse, Barnes-Brown & Pendleton, P.C.
                             Reservoir Place
                             1601 Trapelo Road
                             Waltham, Massachusetts 02154
                             Attention:  Lea B. Pendleton
                             facsimile number:  (617) 622-5933

To the Holders Committee:    Richard M. Johnston
                             c/o The Hillman Company
                             2000 Grant Building
                             Pittsburgh, PA 15219
                             facsimile number:  (412) 338-3435

                             Frederick J. Foley
                             238 Joppa Hill Road
                             Bedford, NH 03110


provided, however, that any notice of change of address shall be effective only upon receipt.


     12.7 Assignment. The rights of the Holders to receive payments hereunder shall be assignable subject to compliance with federal and state securities laws as provided herein and in their respective Investment Agreements. This Agreement shall not be assignable and Alliance and the Surviving Corporation may not sell or otherwise transfer the Technology or the Expanded Technology, except (i) as contemplated hereby, (ii) for transfers by the Surviving Corporation, another wholly-owned subsidiary of Alliance or Alliance to Alliance or a wholly-owned subsidiary of Alliance, (iii) in connection with the sale, transfer or other disposition of all or substantially all of the assets of Alliance and the Surviving Corporation as an entirety, whether in a merger, consolidation, sale of assets or similar transaction, (iv) for transfers of portions of the Technology or the Expanded Technology which are immaterial singly and in the aggregate, or (v) with the prior written consent of the Holders' Committee. Notwithstanding the foregoing, Alliance or the Surviving Corporation (or a permitted transferee under the preceding sentence) may, without the consent of any Holder or the Holders' Committee, license or sublicense the Technology and the Expanded Technology, in whole or in part, to another person or entity, subject to Alliance's obligations under Section 3 of this Agreement. This Agreement shall be binding upon and inure to the benefit of Alliance and Merger Sub and their successors and shall be binding upon and inure to the benefit of MDV and its successors.

     12.8 Entire Agreement. This Agreement, together with the Exhibits delivered herewith, constitutes the entire agreement between the parties and there are no terms other than contained herein. No variation, modification or termination hereof shall be deemed valid unless in writing and signed by the parties hereto.

     12.9 Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall be deemed to be one and the same instrument. Facsimile and telecopy versions of signed documents shall be deemed to be original documents for purpose of the Closing.

     12.10 Headings. The headings of the Agreement are for convenience of reference only and shall not affect in any manner any of the terms and conditions hereof.

     12.11 Publicity. No party shall issue any press release or make any public statement regarding the transactions contemplated hereby, without the prior approval of the other parties, except that if, after discussion between the parties or their counsel, in the opinion of any party's counsel, such party is required under any applicable law or regulation to make a public statement or announcement, such party shall be permitted to issue the legally required statement or announcement.

     12.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any principles of conflicts of law, provided that to the extent that the Delaware General Corporation Law may be applied to any of the merger provisions hereof such law shall be controlling.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                               ALLIANCE PHARMACEUTICAL CORP.


                               By:____________________________
                                  Name:
                                  Title:


                              MDV ACQUISITION CORP.


                               By:____________________________
                                  Name:
                                  Title:


                              MDV TECHNOLOGIES, INC.


                              By:____________________________
                                 Name:
                                 Title:


     The undersigned hereby agree to accept their appointment as members of the "Holders' Committee," as defined in the foregoing agreement, as provided therein.


                              -------------------------------


                              -------------------------------

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                               ALLIANCE PHARMACEUTICAL CORP.


                               By:____________________________
                                  Name:
                                  Title:


                              MDV ACQUISITION CORP.


                               By:____________________________
                                  Name:
                                  Title:


                              MDV TECHNOLOGIES, INC.


                              By:____________________________
                                 Name:
                                 Title:


     The undersigned hereby agree to accept their appointment as members of the "Holders' Committee," as defined in the foregoing agreement, as provided therein.


                              -------------------------------
                              Frederick J. Foley

                              -------------------------------
                              Richard M. Johnston

The undersigned hereby consent to the adoption of the foregoing agreement and to the merger contemplated thereby and the undersigned agree to vote their shares of capital stock to approve (a) the adoption of this Merger Agreement and (b) the payments identified in Exhibit 4.19 to the Merger Agreement which may constitute "parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended.

                              HCC INVESTMENTS, INC.


                              By: __________________________
                                  Darlene Clarke
                                  Vice President


                              HILLMAN MEDICAL VENTURES 1989 L.P.
                              HILLMAN MEDICAL VENTURES 1990 L.P.
                              HILLMAN MEDICAL VENTURES 1991 L.P.
                              HILLMAN MEDICAL VENTURES 1995 L.P.

                              By:  Hillman/Dover Limited Partnership
                                   (General Partner)

                              By:  Wilmington Securities, Inc.
                                   (General Partner)


                              By:  ____________________________
                                   Darlene Clarke
                                   Vice President

                              Henry L. Hillman, Elsie Hilliard Hillman and
                              C. Grefenstette, Trustees of the Henry L. Hillman Trust U/A Dated November 18, 1985


                              By:  _____________________________
                                   C.G. Grefenstette
                                   Trustee

     The undersigned hereby consent to the adoption of the foregoing agreement and to the merger contemplated thereby and the undersigned agree to vote their shares of capital stock to approve (a) the adoption of this Merger Agreement and (b) the payments identified in Exhibit 4.19 to the Merger Agreement which may constitute "parachute payments" under Section 280G of the Internal Revenue Code of 1986, as amended.

                              HCC INVESTMENTS, INC.


                              By: __________________________
                                  Darlene Clarke
                                  Vice President


                              HILLMAN MEDICAL VENTURES 1989 L.P.
                              HILLMAN MEDICAL VENTURES 1990 L.P.
                              HILLMAN MEDICAL VENTURES 1991 L.P.
                              HILLMAN MEDICAL VENTURES 1995 L.P.

                              By:  Hillman/Dover Limited Partnership
                                   (General Partner)

                              By:  Wilmington Securities, Inc.
                                   (General Partner)


                              By:  ____________________________
                                   Darlene Clarke
                                   Vice President

                              Henry L. Hillman, Elsie Hilliard Hillman and
                              C. Grefenstette, Trustees of the Henry L. Hillman Trust U/A Dated November 18, 1985


                              By:  _____________________________
                                   C.G. Grefenstette

                                   Trustee

                              C.G. Grefenstette and Thomas G. Bigley Trustees U/A/T dated 11/16/64 for: Juliet Lea Hillman, Audrey Hilliard Hillman, Henry Lea Hillman, Jr. William Talbott Hillman


                              By:  ______________________________
                                   C.G. Grefenstette
                                   Trustee


                              By:  _______________________________
                                   Thomas G. Bigley
                                   Trustee

                              VENHILL LIMITED PARTNERSHIP


                              By:  _______________________________
                                   Howard B. Hillman
                                   General Partner

                              C.G. Grefenstette and Edward A. Craig, III,
                              Trustees U/A/T dated 11/16/64 for: Juliet Lea Hillman, Audrey Hilliard Hillman, Henry Lee Hillman, Jr. William Talbott Hillman


                              By:  _______________________________
                                   C.G. Grefenstette
                                   Trustee


                              By:  ________________________________
                                   Edward A. Craig
                                   Trustee


                              VENHILL LIMITED PARTNERSHIP


                              By:  ________________________________
                                   Howard B. Hillman
                                   General Partner